Exhibit 99(a)

RESTATEMENT

OF

MCBRIDE BAKER & COLES

PROTOTYPE

PROFIT SHARING PLAN

(Effective generally for plan years
beginning on or after January 1, 1997)

ARTICLE I - DEFINITION OF TERMS
1.01	Account.
1.02	Administrator.
1.03	Affiliated Company.
1.04	After Tax Voluntary Contribution Account.
1.05	Beneficiary.
1.06	Board of Directors.
1.07	Code.
1.08	Company.
1.09	Company Contribution Account.
1.10	Company Matching Contribution Account.
1.11	Company Profits.
1.12	Compensation.
1.13	Earned Income.
1.14	Effective Date.
1.15	Eligibility Computation Period.
1.16	Employee.
1.17	Entry Date.
1.18	ERISA.
1.19	Forfeiture Account.
1.20	401(k) Contribution Account.
1.21	401(k) Contribution.
1.22	Hour of Maternity Leave.
1.23	Hour of Paid Service.
1.24	Hour of Service.
1.25	Key Employee.
1.26	Leased Employee.
1.27	Non-Participating Account.
1.28	Non-Social Security Compensation.
1.29	One Year Break in Service.
1.30	Owner-Employee.
1.31	Participant.
1.32	Plan
1.33	Plan Year
1.34	Revaluation Period
1.35	Rollover Account
1.36	Rollover Contribution
1.37	Special Entry Date

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1.38	Taxable Wage Base
1.39	Termination of Employment
1.40	Top Heavy Plan
1.41	Trust
1.42	Trustee
1.43	Trust Fund
1.44	Year of Eligibility Service
1.45	Year of Service
ARTICLE II - REQUIREMENTS FOR ELIGIBILITY FOR PARTICIPATION
Eligibility Requirements
2.02	Present Employees
2.03	Future Employees
2.04	Former Employees
2.05	Extended Participation
ARTICLE III - CONTRIBUTIONS
3.01	Company Fixed Contributions
3.02	Company Optional Contributions
3.03	Payment of Company Contributions
3.04	Forfeitures
3.05	After Tax Voluntary Contributions by Participants
3.06	Rollover Contributions
3.07	401(k) Contributions by Participants
3.08	Company Matching Contributions
3.09	Limitation on 401(k), After Tax Voluntary and Matching Contributions
3.10	401(k) Definitions
3.11	Reductions in Excess 401(k), After Tax Voluntary and Matching Contributions
3.12	Distributions of Excess 401(k) Contributions
3.13	Qualified Matching Contributions and Qualified Non-Elective Contributions
3.14	Safe Harbor Matching Contributions
ARTICLE IV - ALLOCATION OF COMPANY CONTRIBUTION AND
4.01	Company to Furnish Information
4.02	Accounts
4.03	Allocation to Accounts
4.04	Limitation on Allocations to Participants
4.05	Revaluation of Accounts

4.06	Segregated Accounts Which Are Liabilities of the Trust
4.07	Minimum Contribution
4.08	Multi-Plan Limitation
4.09	Limitation Definitions
4.10	Investments Not Allocated to Separate Accounts
4.11	Status of Transferred Employees
ARTICLE V - DISPOSITION OF THE ACCOUNTS
5.01	Disposition At or After Normal Retirement Age or in the Event of Disability
5.02	Disposition Upon the Death of a Participant
5.03	Disposition Upon Termination Of Employment Before Reaching Normal Retirement Age
5.04	Distribution Rules
5.05	Designation of Beneficiary
5.06	Joint and Survivor Annuities
5.07	Hardship and Other Withdrawals of 401(k) Contributions
5.08	Withdrawal of After Tax Voluntary Contributions
5.09	In-Service Withdrawals
5.10	Payment to Minors and Incompetents
5.11	Uncertain Distribution
5.12	Non-Alienation of Benefits
5.13	Repayment of Distribution
5.14	Transfer of Eligible Distributions
ARTICLE VI - OPTION A - PARTICIPANT’S VESTED INTEREST
ARTICLE VI - OPTION B - PARTICIPANT’S VESTED INTEREST
6.01	Vested Interest
6.02	Determination of Years of Service
6.03	Forfeitures and Forfeiture Accounts
6.04	Top Heavy Plan Minimum Vesting
ARTICLE VII - TOP HEAVY PLANS
7.01	Top Heavy Determination
7.02	Accrued Benefits
7.03	Top Heavy Plan Rules
7.04	Special Definitions
ARTICLE VIII - ADOPTION BY COMPANY
ARTICLE IX - COMPANY HAS NO INTEREST IN TRUST FUND
ARTICLE X - TRUSTEE

ARTICLE XI - ADMINISTRATION OF PLAN
11.01	Establishment of the Administrator
11.02	General Powers
11.03	Actions
11.04	Determinations
11.05	Claim Procedure
11.06	Employment of Professional Assistance
11.07	Administrative Assistants
11.08	Reporting and Disclosure
11.09	Records
11.10	Indemnification by Company
11.11	Company Information
ARTICLE XII - NAMED FIDUCIARIES
12.01	Named Fiduciaries
12.02	Allocation of Responsibilities Among Named Fiduciaries
12.03	No Joint Fiduciary Responsibilities
12.04	Advisor to Named Fiduciary
12.05	Exercise of Fiduciary’s Duties
ARTICLE XIII - MISCELLANEOUS
13.01	Liability
13.02	Reliance on Documents
13.03	Employment Relationship
ARTICLE XIV - AMENDMENT
ARTICLE XV - TERMINATION AND CONSOLIDATION
15.01	Termination of Plan
15.02	Termination by Company
15.03	Effective Date of Termination and Nonforfeit-ability of Benefits
15.04	Merger and Consolidation of Plan, Transfer of Plan Assets
15.05	Notice of Amendment or Termination
15.06	Termination of Plan for Nonqualification
15.07	Successor Companies and Merger or Consolidation of Plans
ARTICLE XVI - LOANS TO PARTICIPANTS
ARTICLE XVII - SHORT PLAN YEAR
17.01	Transition Rules for Short Plan Year
17.02	Eligibility Computation Period

17.03	Entry Dates
17.04	Year of Service
17.05	Allocation Requirements
17.06	One Year Break in Service
17.07	Annual Additions
ARTICLE XVIII - MULTIPLE EMPLOYERS
18.01	Subsidiaries Adopting Plan
18.02	Definitions
18.03	Special Rules
18.04	Adoption of Plan by Affiliated Company
18.05	Withdrawal From Plan
18.06	Contribution by Each Employer
ARTICLE XIX - SIMPLE 401(k) PLAN
ARTICLE XIX - APPLICABLE LAW

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ARTICLE I - DEFINITION OF TERMS

Unless the context shall otherwise clearly indicate, the following terms shall have the following meanings for the purposes of the Plan:

1.01                           Account.  “Account” means, unless otherwise indicated, all of the Account(s) for each Participant, including any Company Contribution Account, Company Matching Contribution Account, 401(k) Contribution Account, Non-Participating Account, Rollover Account and After Tax Voluntary Contribution Account, but does not include any suspense account established pursuant to Section 4.04.

1.02                           Administrator.  “Administrator” means the Administrator established by Article XI.

1.03                           Affiliated Company.  “Affiliated Company” means (i) a member as determined in accordance with Section 414(b) of the Code of a controlled group of corporations of which the Company is a member, or (ii) any unincorporated trade or business or any affiliated service group which is under common control with the Company as determined in accordance with Sections 414(c) and 414 (m) of the Code and regulations issued thereunder, or (iii) any other entity required to be aggregated with the Company pursuant to regulations issued under Section 414(o) of the Code.  For purposes hereof, a “controlled group of corporations” shall mean a controlled group of corporations as defined in Section 1563(a) of the Code, determined without regard to

Sections 1563(a)(4) and (e)(3)(C), except that, with respect to the limitations on Annual Additions and benefits arising under Section 415 of the Code, instead of eighty percent, the applicable percentage shall be fifty percent wherever such percentage appears in Section 1563(a)(1) of the Code.

1.04                           After Tax Voluntary Contribution Account.  “After Tax Voluntary Contribution Account” means the separate account(s) maintained for each Participant to which are credited the Participant’s After Tax Contributions.

1.05                           Beneficiary.  “Beneficiary” means any person designated pursuant to Section 5.05 of the Plan to receive benefits which are payable upon or after a Participant’s death.

1.06                           Board of Directors.  “Board of Directors” means the Board of Directors of the Company, or the Company itself if the Company is an unincorporated business.

1.07                           Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time.  Reference to any Section of the Internal Revenue Code or regulations thereunder shall include any successor provision thereto.

1.08                           Company.  “Company” means the incorporated or unincorporated business that has adopted and sponsored this Plan by executing the Adoption Agreement, any Affiliated Company which adopts the Plan with the consent of such sponsor, and any successor(s) which also do adopt this Plan.

1.09                           Company Contribution Account.  “Company Contribution Account” means the separate account(s) maintained for each Participant to which are credited allocations of his Company’s contributions and forfeitures, if any, as adjusted in accordance with the provisions of Section 4.05 or 4.06 of the Plan.

1.10                           Company Matching Contribution Account.  “Company Matching Contribution Account” means the separate account(s) maintained for each Participant to which are credited allocations of the Company’s matching contributions, if any, as adjusted in accordance with the provisions of Section 4.05 or 4.06 of the Plan.  Company matching contributions that are considered with 401(k) contributions for purposes of Subsection 3.08(b) shall be held in an account separate from other Company matching contributions and shall be treated as 401(k) Contributions for vesting and distribution purposes, excluding hardship withdrawals.

1.11                           Company Profits.  “Company Profits” for a Plan Year means, unless otherwise specified on the Adoption Agreement, the net income for that Plan Year determined and adjusted as set forth below less the base amount, if any, specified on the Adoption Agreement.  The determination shall be made without regard to any contributions hereunder, federal, state or other income and excess profits tax, and tax adjustments relating to such taxes.  In determining net income:

(a)                                  reasonable allowance for reserves of a type with respect to which federal income tax deduction is allowable shall be taken;

(b)                                 adjustments between reserves established pursuant to Subsection (a) next above, and actual expenses or losses with respect to which the reserve was established, shall be taken into account in the Plan Year when the actual amount of the expense or loss is determined;

(c)                                  items of income and deductions which are of a non-recurring nature, as determined by the Company’s accountants, shall be excluded; such non-recurring items may include proceeds of life insurance policies, dividends received, and capital gains and losses;

(d)                                 dividends received from investments and capital gains and losses on the sale of depreciable equipment shall be excluded; and

(e)                                  net Company losses, as determined under this Section, for periods after the initial effective date shall be recovered from subsequent Company net income, before arriving at Company Profits for subsequent Plan Years.

The determination of such Company Profits and net income for a Plan Year shall be made by the Company’s accountants, according to the usual method of income tax accounting employed by the Company, within the time provided, including extensions, for filing the Company’s U.S. Income Tax Return for the Plan Year.  The determination shall be conclusive and binding on all persons, and shall not be subject to change because of later adjustments; provided, however, any later adjustments shall be taken into account in the Plan Year when determined.

1.12                           Compensation.  “Compensation” means the Participant’s taxable earnings paid by the Company as reportable on the Participant’s Form(s) W-2, Wage and Tax Statement (wages, tips and other compensation) other than those items excluded from Compensation on the Adoption Agreement. If Safe Harbor Matching Contributions are elected on the Adoption Agreement, the exclusions from Compensation on the Adoption Agreement shall not be applicable. For any Participant who is self-employed, Compensation shall include such Participant’s Earned Income. Unless the Company adopts a policy to the contrary, for purposes of determining the amount of any contribution or benefit, a Participant’s “Compensation” shall include the amount, if any, of the Participant’s 401(k) or other salary deferral contributions to any plan maintained by the Company pursuant to Section 125, 132(f) (for Plan Years commencing after December 31, 2000), 401(k), 402(h) or 403(b) of the Code.

Compensation for any Employee for any Plan Year shall not exceed the $150,000 amount specified in Section 401(a)(17) of the Code as adjusted annually for increases in the cost of living in accordance with Section 401(a)(17) of the Code, as in effect on the first day of the Plan Year, reduced proportionately in the case of a short Plan Year based on the number of calendar months in the short Plan Year.  Prior to January 1, 1994, the $150,000 amount was $200,000 as adjusted for increases in cost of living in accordance with Section 415 of the Code.

1.13                           Earned Income.  “Earned Income” means an Employee’s net earnings from self-employment with respect to the Company’s trade or business in which personal services of the Employee are a material income-producing factor, determined without regard to amounts not included in the Employee’s gross income and deductions allocable to those amounts, including contributions by the Company to a qualified plan to the extent the contributions are deductible under Section 404 of the Code.  Earned Income shall be reduced by the deductible portion of the tax on the Employee’s self-employment income under Section 164(f) of the Code.

1.14                           Effective Date.  “Effective Date” means the Effective Date of the adoption or restatement of the Plan by the Company as specified on the Adoption Agreement.  If the Company is restating an existing plan, then except to the extent required by law and unless otherwise specified on the Adoption Agreement the terms of this Plan shall generally apply only to Participants who have performed an Hour of Paid Service with the Company after the Effective Date.

1.15                           Eligibility Computation Period .  “Eligibility Computation Period” for each new Employee means a twelve consecutive month period beginning on the date the Employee first performs an Hour of Paid Service with the Company and each twelve consecutive month period thereafter; provided however if an Employee does not have one thousand or more Hours of Paid Service during the first twelve consecutive month period, Eligibility Computation Period shall mean a Plan Year beginning with the Plan Year immediately following the Plan Year within which the Employee first performed an Hour of Paid Service, and each Plan Year thereafter.  If elected on the Adoption Agreement, the Eligibility Computation Period shall remain the twelve consecutive month period commencing on the anniversary of the date the Employee first performs an Hour of Paid Service.

1.16                           Employee.  “Employee” means any person who is employed by the Company as an employee, including a Leased Employee, or any person who receives Earned Income from the Company and who owns any interest in the Company, except such categories of persons who are excluded on the Adoption Agreement.  For purposes of participation, coverage and nondiscrimination testing, and determining who is a Highly Compensated Employee, the term “Employee” shall also mean an employee of any Affiliated Company.  For purposes of participation, accrual of benefits and allocation of contributions, the terms “Employee” and “Participant” shall not include any person who is not reported as a common law employee on the payroll records of the company or an Affiliated Company unless otherwise noted on the Adoption Agreement, even if that person is subsequently determined to have been a common law employee.

1.17                           Entry Date.  “Entry Date” means the first day of both the first and seventh calendar months of the Plan Year unless otherwise provided on the Company’s Adoption Agreement.

1.18                           ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.  Reference to any section of ERISA or regulation thereunder shall include any successor provision thereto.

1.19                           Forfeiture Account.  “Forfeiture Account” means a special account established pursuant to Section 6.03 in respect of a Participant who is less than fully vested when he incurs a Termination of Employment.

1.20                           401(k) Contribution Account.  “401(k) Contribution Account” means the separate account(s) maintained for each Participant to which are credited such Participant’s 401(k) Contributions, as adjusted in accordance with the provisions of Section 4.05 or 4.06 of the Plan.

1.21                           401(k) Contribution.  “401(k) Contribution” means a contribution by a Participant to the Plan pursuant to Section 401(k) of the Code.

1.22                           Hour of Maternity Leave.  “Hour of Maternity Leave” means each Hour of Service which would be credited to an Employee except that such Employee is absent from work solely:  (a) by reason of the pregnancy of such Employee; (b) by reason of the birth of a child of such Employee; (c) by reason of the placement of a child with such Employee in connection with the adoption of such child by such Employee; or (d) for the purpose of caring for such child for a period beginning immediately following such birth or placement; provided that such absence was commenced or prolonged for such reasons.

The total number of Hours of Maternity Leave credited to any Employee for any such pregnancy or placement shall not exceed five hundred one hours and shall be credited only for the purpose of preventing a One Year Break in Service. In the event the Administrator is unable to determine the Hours of Service which otherwise would have been credited to such Employee except for such leave, there shall be credited to such Employee eight Hours of Maternity Leave for each day of such absence.

Hours of Maternity Leave for any such absence shall be credited to the Plan Year or Eligibility Computation Period in which such absence commenced if such Employee would be prevented from having a One Year Break in Service during such Plan Year or Eligibility Computation Period solely because such hours are credited, and if not, such hours shall be credited in the following Plan Year or Eligibility Computation Period.  No Hours of Maternity Leave shall be credited with respect to a period of absence from work which began prior to January 1, 1985.

A person shall not be credited with Hours of Maternity Leave if the person fails to furnish the Employer with such timely information as the Employer may reasonably require to establish both that the absence is for one or more of the reasons referred to in (a) through (d) above, and the number of days of such absence.

1.23                           Hour of Paid Service.  “Hour of Paid Service” means for each Employee, each hour (i) for which an Employee is directly or indirectly paid, or entitled to payment, by the Company or any Affiliated Company for the performance of duties, or for a reason other than the performance of duties (such as vacation, sickness, or disability);  (ii) for which back pay (irrespective of mitigation of damages) has been either awarded or agreed to by the Company or (iii) attributable to certain military service as required by law.  In the case of clause (i) above, each Hour of Paid Service shall be credited for the Eligibility Computation Period or the Plan Year, as the case may be, in which the duties were performed, or if no duties were performed, to which the payment pertains.  In the case of clause (ii) above, each Hour of Service shall be credited for the Eligibility Computation Period or the Plan Year, as the case may be, to which the agreement or award pertains.  Notwithstanding any provision contained herein, no Employee shall be credited with an Hour of Paid Service under both clauses (i) and (ii) above.  An Hour of Paid Service as defined above shall be determined from records maintained by the Company or any Affiliated Company pursuant to the provisions of Department of Labor Regulations, Sections 2530.200b-(2)(b) and (c); provided, however, that in the case of an Employee whose compensation is not determined on the basis of certain amounts for each hour worked (such as salaried, commission and piece-work employees) and whose hours are not required to be counted and recorded by a federal law (such as the Fair Labor Standards Act), such Employee’s Hours of Paid Service need not be determined from employment records and such Employee may be credited with the normal number of hours in the normal work day of the Company for each day (to a maximum of five days per week) in which the Employee would be credited with Hours of Paid Service pursuant to this Section so long as the result of so doing is to credit the Employee with no less than one thousand Hours of Service for the applicable Eligibility Computation Period or Plan Year, as the case may be.  In the case of clause (iii) above, there shall be credited to an Employee Hours of Paid Service equal to the normal number of hours in the normal workday of the Company for each day (to a maximum of five days per week) that an Employee who has entered active duty with the Armed Services of the United States of America is entitled to seniority and re-employment rights pursuant to federal or state law.

1.24                           Hour of Service.  “Hour of Service” means for each Employee, each Hour of Paid Service of the Employee or Participant during a Plan Year and shall also include the normal number of hours in the normal workday of the Company for each day (to a maximum of five days per week) that the Employee or Participant is absent from active employment with the Company or any Affiliated Company without pay by reason of:

(i)                                     jury duty; or

(ii)                                  having been called or ordered to active duty with the Armed Services of the United States of America, but only for the period in which the Employee or Participant is entitled to re-employment rights pursuant to federal or state law; or

(iii)                               any other unpaid Company-approved absence granted under rules uniformly applied by the Company; and

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

1.25                           Key Employee.  “Key Employee” means any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is or was:

(a)                                  an officer of the Company or any Affiliated Company having combined annual compensation from the Company and any Affiliated Company for the Plan Year in excess of fifty percent of the dollar limitation under Section 415(b)(1)(A) of the Code for defined benefit plans in effect in the calendar year in which the Plan Year ends; or

(b)                                 one of the ten employees having combined annual compensation from the Company and any Affiliated Company for the Plan Year in excess of the dollar limitation under Section 415(c)(1)(A) of the Code for defined contribution plans in effect in the calendar year in which the Plan Year ends, and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a one-half percent interest and one of the ten largest interests among employees in total ownership separately for each of the Company or any Affiliated Company maintaining a plan; or

(c)                                  a person owning (or considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of the Company or stock possessing more than five percent of the total combined voting power of all stock of the Company (“Five Percent Owner”); or

(d)                                 a person owning (or considered as owning within the meaning of Section 318 of the Code) more than one percent of the outstanding stock of the Company or stock possessing more than one percent of the total combined voting power of all stock of the Company, and whose combined annual compensation from the Company and any Affiliated Company is more than $150,000; or

(e)                                  any Beneficiary in pay status of a Key Employee.

For purposes of Subsection (a) above, no more than fifty employees of the Company and any Affiliated Company (or, if there are less than fifty employees, the number of employees which shall be the greater of three employees or ten percent (rounded up) of such employees) shall be treated as officers.  For purposes of Subsection (b) above, if two or more employees have the same ownership interests, the employee having the greatest annual compensation for the Company and any Affiliated Company shall be treated as having the largest interest.  For purposes of this Section, Section 318(a)(2)(C) of the Code shall be applied by substituting five percent for fifty percent.  For purposes of this Section, compensation means compensation as that term is defined in Section 1.12 of the Plan without adjustment for exclusions on the Adoption Agreement and shall include amounts excludable from the employee’s gross income under Section 125, 132(f)(4)(for Plan Years commencing after December 31, 2000), 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.  A person may be considered a Key Employee for more than one reason.  The determination of a Key Employee shall be made in accordance with Section 416(i)(1) of the Code and regulations adopted thereunder.  If the Company is non-incorporated, any reference to “stock” or “officer” shall be a reference to “interest” or “owner” respectively.

1.26                           Leased Employee.  “Leased Employee” means a person, other than an Employee, who has performed services for the Company on a substantially full-time basis for at least one year under the primary direction or control of the Company.  In applying any discrimination test required under the Plan, the Company shall take into account that portion, if any, of contributions or benefits provided on behalf of a Leased Employee by such Leased Employee’s common-law employer (hereinafter called “leasing organization”) attributable to services with the Company.  A Leased Employee shall not be an Employee of the Company if the Leased Employee is covered under a money purchase pension plan that provides for full and immediate vesting and a pro-rata contribution of at least ten percent of compensation which is maintained by the leasing organization, and Leased Employees do not constitute more than 20 percent of the Company’s Non-Highly Compensated Employees.

1.27                           Non-Participating Account.  “Non-Participating Account” means a former Company Contribution Account ineligible to participate in the allocation of Company contributions and forfeitures pursuant to Section 4.02.

1.28                           Non-Social Security Compensation.  “Non-Social Security Compensation” for any Plan Year means that Compensation received by an Employee while a Participant during that Plan Year in excess of the Taxable Wage Base in effect on the first day of such Plan Year, or such lesser amount specified on the Adoption Agreement. If an Employee is not eligible to participate for the entire Plan Year, then for purposes of determining the Participants’ Non-Social Security Compensation, the Taxable Wage Base for the Plan Year shall be multiplied by a fraction, the numerator is the number of complete months in the Plan Year that the Employee was a Participant and the denominator is twelve.

1.29                           One Year Break in Service.  “One Year Break in Service” means a Plan Year or Eligibility Computation Period, as the case may be, during which an Employee is credited with fewer than five hundred and one Hours of Service plus, if elected on the Adoption Agreement, Hours of Maternity Leave.

1.30                           Owner-Employee.  “Owner-Employee” means any “self-employed individual” (defined below) who owns the entire interest of an unincorporated Company or more than ten percent of either the capital interest or profits interest of a partnership forming the Company.  The term “self-employed individual” means any person who receives Earned Income from the Company during the applicable period, or would receive Earned Income but for the fact that the Company had no profits, and who owns any interest in the Company.

1.31                           Participant.  “Participant” means an eligible Employee who becomes a Participant in the Plan as provided in Article II of the Plan.

1.32                           Plan.  “Plan” means this plan, a profit sharing plan, the name of which is specified on the Adoption Agreement, as from time to time amended, which by means of the Adoption Agreement has adopted this basic plan document.

1.33                           Plan Year.  “Plan Year” means the twelve consecutive month period ending on the date specified in the Adoption Agreement and the limitation year for the purposes of Section 415 of the Code and Section 4.04 of the Plan.

1.34                           Revaluation Period.  “Revaluation Period” means the daily, monthly, quarterly or yearly period specified by the Administrator for revaluation of the assets of the Trust.

1.35                           Rollover Account.  “Rollover Account” means the separate account(s), if any, maintained for each Participant reflecting the Participant’s Rollover Contribution to the Trust, as adjusted in accordance with the provisions of Section 4.05 or 4.06 of the Plan.

1.36                           Rollover Contribution.  “Rollover Contribution” means any rollover contribution or any direct transfer from a tax-qualified plan, trust, individual retirement account or annuity, as described in Section 402(c), Section 403(a) or Section 408(d)(3)(A)(ii) of the Code.

1.37                           Special Entry Date.  “Special Entry Date” means the date of rehire of certain former Employees pursuant to Section 2.04.

1.38                           Taxable Wage Base.  “Taxable Wage Base” for any Plan Year means the contribution and benefit base in effect on the first day of such Plan Year pursuant to Title 42 Section 430 of the U.S. Code.

1.39                           Termination of Employment.  “Termination of Employment” means a separation from service of an Employee with the Company, whether voluntarily or involuntarily, including retirement.

1.40                           Top Heavy Plan.  “Top Heavy Plan” means a plan subject to the Top Heavy Plan rules as provided in Section 7.01.

1.41                           Trust.  “Trust” means the trust established to fund the Plan as specified on the Adoption Agreement.

1.42                           Trustee.  “Trustee” means the Trustee or Trustees from time to time acting under the Trust.

1.43                           Trust Fund.  “Trust Fund” means the total assets of the Trust.

1.44                           Year of Eligibility Service.  “Year of Eligibility Service” means any Eligibility Computation Period during which an Employee completes at least one thousand Hours of Paid Service with the Company or any Affiliated Company.

1.45                           Year of Service.  “Year of Service” means, with respect to any Employee or Participant, any Plan Year during which an Employee completes at least one thousand Hours of Service with the Company, a Predecessor Employer, or any Affiliated Company, subject to the rules set forth in Article VI.  A Predecessor Employer means an employer which adopted this Plan prior to the Company adopting this Plan and to which the Company succeeded as an employer to a majority of its employees, or an employer designated by the Company as a Predecessor Employer at the time of the adoption of this Plan.

Where used in this Plan and the Trust, words in the masculine gender shall be read and construed as though used in the feminine or neuter gender, and words in the singular shall be read and construed as though used in the plural, as the circumstances may require.

ARTICLE II - REQUIREMENTS FOR ELIGIBILITY FOR PARTICIPATION

2.01                           Eligibility Requirements.  The Company may on the Adoption Agreement specify different eligibility requirements and Entry Dates with respect to 401(k) Contributions, After Tax Voluntary Contributions, and Rollover Contributions.

2.02                           Present Employees.  Any Employee who is employed on the Effective Date and who was not theretofore a Participant shall be eligible to and shall become a Participant in the Plan as of the Effective Date or any subsequent Entry Date coinciding with, or next following, the date upon which the Employee (i) has completed such number of Year(s) of Eligibility Service or other measure of eligibility service as is specified on the Adoption Agreement and (ii) has attained such age as is specified on the Adoption Agreement; provided said Employee is so employed on such Entry Date.  Any such Employee who was a Participant on the Effective Date shall remain a Participant.

2.03                           Future Employees.  Subject to the provisions of Section 2.04 below, any other Employee hired after the Effective Date shall be eligible to and shall become a Participant in the Plan as of the Entry Date coinciding with, or next following, the date upon which such Employee (i) has completed such number of Year(s) of Eligibility Service or other measure of eligibility service as is specified on the Adoption Agreement, and (ii) has attained such age as is specified on the Adoption Agreement, provided said Employee is so employed on such Entry Date.

2.04                           Former Employees.  Notwithstanding the foregoing Sections 2.02 and 2.03, if a former Employee is rehired by the Company as an Employee, he shall commence participation in the Plan on a Special Entry Date effective as of the date of his rehire if he satisfies any one of the following requirements:

(a)                                  At the time of his Termination of Employment, he was a Participant in the Plan and had a vested interest in accordance with the provisions of Section 6.01; or

(b)                                 At the time of his Termination of Employment, he had satisfied all eligibility requirements of either Section 2.02 or 2.03, was not employed by the Company on his applicable Entry Date or was a Participant in the Plan, and did not incur six (or five if provided on the Adoption Agreement) consecutive One Year Breaks in Service prior to his rehire by the Company.

Any other former Employee who is rehired shall be considered a new Employee with no previous Hours of Paid Service or Years of Eligibility Service and shall be eligible to become a Participant as provided in Section 2.03.  For purposes of this Section, an Employee’s Years of Eligibility Service before his Termination of Employment shall not include any Years of Eligibility Service not required to be taken into account under this Section by reason of any prior break in service.

2.05                           Extended Participation.  Subject to the terms and conditions of the Plan, a Participant, or in the event of his death, his Beneficiary, will be treated as a Participant for purposes of the Plan until the Participant’s entire benefit arising from Company contributions is distributed in accordance with the provisions of the Plan.  Once an annuity, if any, has been distributed it shall be deemed that the Participant’s Account has been fully distributed and the recipient shall no longer be a Participant.

ARTICLE III - CONTRIBUTIONS

3.01                           Company Fixed Contributions.  Subject to Section 4.07 and the Company’s right to amend or terminate the Plan, as herein provided, the Company shall make contributions out of current income of the Company or accumulated net income of the Company to the Trustee for the Plan Year commencing with the Effective Date and for each Plan Year thereafter of an amount equal to the lesser of the following:

(a)                                  such percent, if any, of Company Profits for the Plan Year, or any other contribution formula, specified on the Adoption Agreement; or,

(b)                                 the maximum amount for which a federal income tax deduction is allowable to the Company for such Plan Year.

3.02                           Company Optional Contributions.  The Company may make discretionary contributions, including matching contributions pursuant to Section 3.08, in such amounts to the Trust for the Participants for the Plan Year, which may be expressed in dollars or by a formula based on matters determinable from the books of the Company; provided that any amount so contributed, when added to the contribution under Section 3.01, if any, shall not exceed the lesser of (i) fifteen percent of the total compensation of all Participants for the Plan Year or (ii) the maximum amount for which a federal income tax deduction is allowable for such Plan Year.  The Company’s determination hereunder must be made within the time prescribed by law.

3.03                           Payment of Company Contributions.  The Company’s contribution for a Plan Year shall be due on the last day of that Plan Year and shall be paid to the Trustee within the time prescribed by law for the filing of the U.S. Income Tax Return for the Company for the Plan Year (including extensions thereof).

3.04                           Forfeitures.  Unless otherwise specified on the Adoption Agreement: (a) forfeitures shall be used first to reinstate any Accounts of Participants in accordance with the provisions of section 6.03; and (b) forfeitures shall not be allocated to Participants’ Accounts pursuant to Section 4.03, but shall reduce the amount of the Company’s contribution for the next Plan Year as otherwise determined under Sections 3.01 and 3.02.  If Company contributions are allocated on other than a pro-rata basis, forfeitures must be allocated to the Participants on the same basis as Company contributions.

3.05                           After Tax Voluntary Contributions by Participants.  Subject to such non-discriminatory administrative rules and regulations which may be established by the Administrator or Company from time to time, and if permitted by the Adoption Agreement, each Participant may elect to make After Tax Voluntary Contributions.  Any election shall be in writing, shall conform with the rules and regulations established by the Administrator, and shall specify the amount and commencement date of the contributions.  An election shall remain in effect until changed in accordance with the administrative rules and regulations established by the Administrator.  A Participant may terminate his election or redesignate a new permissible amount of After Tax Voluntary Contributions at least annually.  After Tax Voluntary Contribution shall be deducted by the Company from the Participant’s Compensation otherwise payable to him, and shall be paid by the Company to the Trust not less frequently than monthly.  A Participant’s After Tax Voluntary Contributions shall be credited to a separate After Tax Voluntary Contribution Account established by the Administrator, which shall at all times be fully vested.  A Participant’s After Tax Voluntary Contributions shall be subject to the maximum limitations with respect to the Participant’s annual additions as provided in Section 4.04, the maximum limitation on contributions by the Company as provided in Section 3.01, and the maximum limitation permitted for a Highly Compensated Employee as provided in Section 3.08.

In the event that the contributions for a Participant exceed any of the maximum limitations, then the Participant’s After Tax Voluntary Contributions shall be reduced to the extent necessary to satisfy the maximum limitations before any reduction in the Company contribution, forfeitures or 401(k) Contributions for such Participant.  Any reduction in a Participant’s After Tax Voluntary Contributions shall be promptly refunded to the Participant.

3.06                           Rollover Contributions.  If permitted by the Adoption Agreement, any Participant may request in a writing delivered to the Administrator, that the Administrator direct the Trustee to accept a Rollover Contribution from such Participant.  The Administrator, in its sole discretion, shall determine whether or not such Participant shall be permitted to make a Rollover Contribution to the Trust.  In the event that the Administrator permits a Participant to make a Rollover Contribution, such Rollover Contribution shall become part of the Trust Fund and shall be maintained in a separate Rollover Account in the name of the Participant established by the Administrator.  Any Rollover Account shall at all times be fully vested.

3.07                           401(k) Contributions by Participants.  Subject to such non-discriminatory administrative rules and regulations which may be established by the Administrator from time to time and if permitted by the Adoption Agreement, each Participant may elect to make regular 401(k) Contributions.  Any election shall conform with the administrative rules and regulations established by the Administrator and shall specify the amount and commencement date of the contributions.  An election shall remain in effect until changed in accordance with the administrative rules and regulations established by the Administrator. In addition if Safe Harbor Matching Contributions are elected on the Adoption Agreement, a Participant may elect to make 401(k) Contributions or modify an existing election during the thirty day period immediately following the giving of the safe harbor notice provided for in Section 3.09(c).  A Participant may terminate his election or redesignate a new permissible amount of 401(k) Contributions at least annually.  401(k) Contributions shall be deducted by the Company from the Participant’s Compensation otherwise payable to him, and shall be paid by the Company to the Trust not less frequently than monthly.  A Participant’s 401(k) Contributions shall be credited to a separate 401(k) Contribution Account established by the Administrator which shall at all times be fully vested.

Subject to non-discriminatory administrative rules and regulations which may be adopted and amended by the Administrator or the Company from time to time, anything in this Section to the contrary notwithstanding, each Plan Year a Participant may elect to make a special 401(k) Contribution by payroll deduction for the last months of the Plan Year which shall be in lieu of his regular 401(k) Contribution that would otherwise be made, if any.  The election must be made in writing on a form supplied by the Administrator or the Company and delivered to the Administrator or the Company at least thirty days before the first day of the month(s) to which it is to apply.  The amount of any special 401(k) Contribution elected may be expressed as a percentage of Compensation for the month or as a certain dollar figure for the month, but the amount shall not exceed the amount of his Compensation for the month.

Each Participant’s 401(k) Contributions shall be subject to the maximum limitations with respect to the Participant’s annual additions as provided in Section 4.04, the maximum limitation on contributions by the Company as provided in Section 3.01, and the maximum limitation permitted for a Highly Compensated Employee as provided in Section 3.08.  In the event that the contributions for a Participant exceed any maximum limitations, then the Participant’s 401(k) Contributions and the Company Matching Contributions attributable to these 401(k) Contributions, if any, shall be reduced to the extent necessary to satisfy the maximum limitations before any reduction in a Company contribution or forfeitures for the Participant.  Any such reduction in a Participant’s 401(k) Contribution shall be promptly refunded to the Participant before the close of the next Plan Year.

3.08                           Company Matching Contributions.  The Company may make a matching contribution with respect to Participants’ 401(k) Contributions if so provided on the Adoption Agreement. Safe Harbor Matching Contributions shall be at all times fully vested. All other Matching Contributions shall be vested at a rate no less favorable to the Participant than the six year vesting schedule of Section 6.01(b).

3.09                           Limitation on 401(k), After Tax Voluntary and Matching Contributions.

(a)                                  No Participant shall make 401(k) Contributions under this Plan for any calendar year which, when added to other 401(k) type contributions made to other plans, if any, exceed the total of (i) the seven thousand dollars limitation of Section 402(g)(1) of the Code, as adjusted each year for the cost of living increase pursuant to Section 415(d) of the Code.

(b)                                 The 401(k) Contributions by Participants, when combined with fully vested Company Matching Contributions allocated to such Participant to the extent elected by the Company in Subsection (c) below, other than 401(k) Contributions returned to the Participant pursuant to Section 4.04, for any Plan Year shall be limited to the extent necessary to satisfy one of the following tests:

(i)                                     The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed 125% of the Average Actual Deferral Percentage for Participants who were Non-Highly Compensated Employees for the prior Plan Year; or

(ii)                                  The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed 200% of the Average Actual Deferral Percentage for Participants who were Non-Highly Compensated Employees for the prior Plan Year, provided that the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed by more than two percentage points the Average Actual Deferral Percentage for Participants who were Non-Highly Compensated Employees.

(c)                                  For purposes of Plan Years beginning after December 31, 1998, the tests under Section 3.09(b) stated above will be satisfied if Safe Harbor Matching Contributions are elected on the Adoption Agreement and the requirements of Section 3.14 are satisfied.

(d)                                 The aggregate of Company Matching Contributions and After Tax Voluntary Contributions shall be limited to the extent necessary to satisfy one of the two tests in Subsection (b) above, substituting “Actual Contribution Percentage” for Actual Deferral Percentage and “Average Actual Contribution Percentage” for Average Actual Deferral Percentage; except that fully vested Company Matching Contributions may at the Company’s election be considered in whole or in part with 401(k) Contributions for purposes of Subsection (b) above instead of this Subsection, and further provided that the test in Subsection (b)(ii) shall be used only once in any Plan Year in which a Highly Compensated Employee is credited with both 401(k) Contributions and Company Matching Contributions or After Tax Voluntary Contributions.

Notwithstanding the above, the Plan will satisfy the requirements of this Section 3.09(d) if the Plan satisfies the requirements of Section 3.09(c) and:

(1)                                  Matching Contributions on behalf of any Employee may not be made with respect to a 401(k) Contribution in excess of 6 percent of the Employee’s Compensation;

(2)                                  the rate of the Matching Contribution does not increase as the rate of an Employee’s 401(k) Contribution increases; and

(3)                                  the Matching Contribution with respect to any Highly Compensated Employee is not greater than the rate of the Matching Contribution for any Non-Highly Compensated Employee.

(e)                                  If one or more Highly Compensated Employees is credited with both 401(k) Contributions and After Tax Voluntary Contributions or Employer Matching Contributions during the Plan Year, the Company may elect to use the combined test below in lieu of the tests in Subsections (b) and (c) above for that Plan Year:

The sum of the Average Actual Deferral Percentage and Average Actual Contribution Percentage of those participants who are Highly Compensated Employees shall not exceed the greater of:

(i)                                     the sum of (A) 125% of the greater of the relevant Average Actual Deferral Percentage or the relevant Average Actual Contribution Percentage, and (B) 200% of the lesser of the relevant Average Actual Deferral Percentage or the relevant Average Actual Contribution Percentage, but not more than two percentage points plus the lesser percentage amount; or

(ii)                                  the sum of (A) 125% of the lesser of the relevant Average Actual Deferral Percentage or the relevant Average Actual Contribution Percentage, and (B) 200% of the greater of the relevant Average Actual Deferral Percentage or the relevant Average Actual Contribution

Percentage, but not more than two percentage points plus the greater percentage amount.

For purposes of this Section, the term “relevant Average Actual Deferral Percentage” means the Average Actual Deferral Percentage of Participants who are not Highly Compensated Employees, and the term “relevant Average Actual Contribution Percentage” means the Average Actual Contribution Percentage of Participants who are not Highly Compensated Employees.

(f)                                    The Company shall maintain records sufficient to demonstrate compliance with the nondiscrimination tests of Subsections (b), (c) and (d) above, including records reflecting the extent to which Company Matching Contributions are considered with 401(k) Contributions for purposes of Subsection (b) above.  In the event this Plan is aggregated with one or more plans for purposes of satisfying the Code’s minimum participation requirements, all the plans shall be treated as a single plan for purposes of this Section.

(g)                                 For purposes of this Section 3.09 each plan described in Section 401(k) of the Code maintained by the Company or any Affiliated Company shall be aggregated.  The Actual Deferral Percentage and Actual Contribution Percentage shall not be calculated for a Participant who has no Compensation for a Plan Year.

(h)                                 For purposes of satisfying the tests under Section 3.09(b) and 3.09(d) of the Plan, the Company may elect to use current year data and/or to ignore Non-Highly Compensated Employees who are Participants in the Plan but who have not met the minimum age and service requirements of Section 410(a)(1)(A).

3.10                           401(k) Definitions.  For purposes of this Article the following definitions shall apply:

(a)                                  “Actual Contribution Percentage” means the ratio (expressed as a percentage) of the aggregate of After Tax Voluntary Contributions and Company Matching Contributions (except to the extent elected by the Company to be included in the Participant’s Actual Deferral Percentage) on behalf of the Participant for the Plan Year to the Participant’s Compensation for the Plan Year.

(b)                                 “Actual Deferral Percentage” means the ratio (expressed as a percentage) of (i) 401(k) Contributions, plus fully vested Company Matching Contributions and qualified non-elective contributions to the extent elected by the Company, on behalf of the Participant for the Plan Year, but excluding excess 401(k) contributions made by Non-Highly Compensated Employees under this Plan or any other plan maintained by the Company, to (ii) the Participant’s Compensation for the Plan Year while a Participant.

(c)                                  “Average Actual Contribution Percentage” means the average (expressed as a percentage) of the Actual Contribution Percentages of the Participants in a group.

(d)                                 “Average Actual Deferral Percentage” means the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group.

(e)                                  “Highly Compensated Employee” means any employee or former employee who is a Highly Compensated Employee as defined in Code Section 414(q).  Generally, any employee or former employee is considered a Highly Compensated Employee if either of the following conditions are met:

(i)                                     the Employee owned (or is considered as owning within the meaning of Section 318 of the Code) more than five percent of the outstanding stock of the Company or stock possessing more than five percent of the total combined voting power of all stock of the Company, during the Plan Year or the preceding year (“Five Percent Owner”); or

(ii)                                  the Employee received compensation from the Company and any Affiliated Company during the preceding Plan Year in excess of $80,000 and, if the Company so elects, was in the top 20% of the most highly paid employees for any Plan Year.

The Company may elect to have the “look back” year calculation made on the basis of the calendar year ending with or within the determination year. If the Plan Year is a calendar year, the “look back” calculation may be made on the basis of the current Plan Year. The $80,000 amount specified in this Section is subject to cost-of-living adjustments as provided in Section 414(q) of the Code.  A former Employee shall be treated as a Highly Compensated Employee if the former Employee was a Highly Compensated Employee when he separated from service (or was deemed to have separated from service), or the former Employee was a Highly Compensated Employee at any time after attaining age fifty-five.

For purposes of this Section, compensation means compensation as that term is used in Section 415(c)(3) of the Code.  If the Company is non-incorporated, any reference to “stock” or “officer” shall be a reference to “interest” or “owner” respectively.

(e)                                  “Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

3.11                           Reductions in Excess 401(k), After Tax Voluntary and Matching Contributions.  The Administrator shall conform to the limitations set forth above by reducing the 401(k), Matching and After Tax Voluntary Contributions, as the case may be, allocated to the Accounts of Highly Compensated Employees by an amount equal to the excess of such contributions over the maximum amounts permitted in such tests in the following manner:

(a)                                  To the extent necessary, by reducing such contributions in order of each Highly Compensated Employee’s Actual Deferral Percentage beginning with the highest dollar amount, reducing it to the dollar amount of the next highest and so on, until the reductions produce the necessary amount; and if insufficient;

(b)                                 To the extent necessary, by reducing the remaining contributions of all such Participants in equal amount(s) (after the application of Subsection (a) above) until the reductions produce the necessary amount.

To avoid the ten percent excise tax otherwise imposed on Companies by reason of such excess, any reduction in the Participant’s 401(k) Contributions or Company Matching Contributions, together with income or loss credited thereto as of the last Revaluation Date, shall be refunded within two and one-half months following the close of the Plan Year but no later than the last day of the following Plan Year.  Any amount attributable to Company Matching Contributions shall be abated and shall reduce the Company’s contribution.  Whenever, in order to satisfy the anti-discrimination limitations set forth in this Plan, the contributions of a Participant must be reduced, the reductions shall be made in the following order of priority:  After Tax Voluntary Contributions, unmatched 401(k) Contributions, matched 401(k) Contributions simultaneously with corresponding Company Matching Contributions, and then Company contributions.

3.12                           Distributions of Excess 401(k) Contributions.  A Participant whose 401(k) Contributions to the Plan, which when added to other 401(k) type contributions made to other 401(k) plans, 403(b) annuity plans or simplified employee pension plans, if any, exceed the limitations of Section 402(g) of the Code for any calendar year may request a distribution of the lesser of (i) the amount by which his 401(k) Contributions for the calendar year so exceeded the limitations of Section 402(g), or (ii) the amount of his 401(k) Contributions to the Plan for such calendar year.  Any request shall be made in writing to the Administrator not later than March 1 of the calendar year following the calendar year in which the 401(k) Contributions were made.  Company Matching Contributions shall be abated and reduce the Company’s contribution.  The Administrator shall make the distribution not later than the following April 15 and shall adjust the amount of the distribution by the amount of income or loss attributable to the distribution in the same proportion that the excess bears to the Participant’s Account at the time of distribution without regard to any income or loss. The determination of the amount of income or loss to be allocated to the excess contributions shall be the actual method used by the Plan to allocate income and loss to the Participants’ Accounts from the first Revaluation Date in which an excess contribution is present.  Any such method shall be reasonable and shall be used consistently for all Participants and for a all corrective distributions under the Plan for the Plan Year.  The Participant’s 401(k) Contribution Account shall be adjusted for the amount of any distribution.

3.13         Qualified Matching Contributions and Qualified Non-Elective Contributions.  The Company may at any time make a qualified matching contribution and/or a qualified non-elective contribution for either all Employees or just Non-Key Employees as designated by the Company.  Any such qualified matching contribution or qualified non-elective contribution shall at all times be non-forfeitable and shall be maintained in a separate Account for each Participant.

3.14         Safe Harbor Matching Contributions.

(a)           Rules of Application

(i)            If the Company has elected the Safe Harbor Matching Contributions on the Adoption Agreement, the provisions of this Section shall apply for the Plan Year and any provisions relating to the ADP test described in § 401(k)(3) of the Code or the ACP test described in § 401(m)(2) of the Code do not apply.

(ii)           To the extent that any other provision of the Plan is inconsistent with the provisions of this Section, the provisions of this Section govern.

(b)           Definitions

(i)            “ACP Test Safe Harbor” is the method described in (d) of this Section for satisfying the ACP test of § 401(k)(3) of the Code.

(ii)           “ACP Test Safe Harbor Matching Contributions” are Matching Contributions described in (d)(i) of this Section.

(iii)          “ADP Test Safe Harbor” is the method described in (c) of this Section for satisfying the ADP test of § 401(k)(3) of the Code.

(iv)          “ADP Test Safe Harbor Contributions” are Matching Contributions and nonelective contributions described in (c)(i) of this Section.

(v)           “Compensation” is defined in Section 1.12, except, for purposes of this Section, no dollar limit, other than the limit imposed by § 401(a)(17) of the Code, applies to the compensation of a Non-Highly Compensated Employee.  However, solely for purposes of determining the compensation subject to a Participant’s deferral election, the Company may use an alternative definition to the one described in the preceding sentence, provided such alternative definition within the meaning of § 1.414(s)-1(d)(2) of the regulations and permits each Participant to elect sufficient 401(k) Contributions to receive the maximum amount of Matching Contributions (determined using the definition of compensation described in the preceding sentence) available to the Participant under the Plan.

(vi)          “Eligible Employee” means an employee eligible to make 401(k) contributions under the Plan for any part of the Plan Year or who would be eligible to make 401(k) contributions but for a suspension due to a hardship distribution described in Section 5.07 of the Plan or to statutory limitations such as §§ 402(g) and 415 of the Code.

(vii)         “Matching Contributions” are contributions made by the Company on account of an Eligible Employee’s 401(k) contributions.

(c)           ADP Test Safe Harbor

(i)            ADP Test Safe Harbor Contributions

(I)            Unless the Company elects in the Adoption Agreement to make Enhanced Matching Contributions or Safe Harbor Nonelective Contributions, the Company will contribute for the Plan Year a Safe Harbor Matching Contribution to the Plan on behalf of each Eligible Employee equal to (i) 100 percent of the amount of the Participant’s 401(k) Contributions that do not exceed 3 percent of Participant’s Compensation for the Plan Year, plus (ii) 50 percent of amount of the Participant’s 401(k) Contribution that exceed 3 percent of the Participant’s Compensation but that do not exceed 5 percent of the Participant’s Compensation (“Basic Matching Contributions”).

(II)           The Participant’s accrued benefit derived from ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in § 401(k)(10) of the Code, or, in the case of a profit-sharing plan, the attainment of age 59-1/2.  In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under § 401(1).

(ii)           Notice Requirement

At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Company will provide each Eligible Employee a comprehensive notice of the Participant’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Participant.  If an employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the employee becomes eligible but not later than the date the employee becomes eligible.

(iii)          Election Periods

In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in (ii) above.

(d)           ACP Test Safe Harbor

(i)            ACP Test Safe Harbor Matching Contributions

(I)            In addition to the ADP Test Safe Harbor Contributions described in (c)(i) of this Section, the Company will make the ACP Test Safe Harbor Matching Contributions, if any, indicated in the Adoption Agreement for the Plan Year.

(II)           ACP Test Safe Harbors Matching Contributions will be vested as indicated in the Adoption Agreement but, in any event, such contributions shall be fully vested at normal retirement age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Company contributions.  Forfeitures of non-vested ACP Test Safe Harbor Matching Contributions will be used to reduce the Company’s contribution.

ARTICLE IV - ALLOCATION OF COMPANY CONTRIBUTION AND

REVALUATION OF ACCOUNTS

4.01         Company to Furnish Information.  Before the time provided for payment of the Company’s contribution for each Plan Year, the Company shall notify the Administrator of the amount of the Company’s contribution for the Plan Year. The Company shall also from time to time furnish the Administrator all information available to the Company relating to Employees, their Compensation, employment, years of service, disability, death, Termination of Employment, and of other factors necessary or advisable to enable the Administrator to determine eligibility and the benefits of the Participants, their payment and the persons entitled to such payments.

4.02         Accounts.  The Administrator shall establish and maintain a Company Contribution Account in the name of each Participant.  As of the last day of each Plan Year, the Administrator shall credit to the Company Contribution Account of each Participant his portion of the Company’s contribution for such Plan Year and his share of forfeitures from other Participants’ Company Contribution Accounts allocable for the Plan Year, if any.

In the event of a Termination of Employment of a Participant with a partially vested interest and his Company

Contribution Account is not fully distributed within sixty days after the end of the Plan Year in which the Termination of Employment occurs, then such Company Contribution Account, after application of the forfeiture provisions of Section 6.03, shall permanently cease to participate in the allocation of Company contributions and forfeitures and shall be a “Non-Participating Account.”  In the event any former Employee is subsequently rehired as an Employee and again becomes eligible to participate in the allocation of Company contributions and forfeitures at a time when he has such a Non-Participating Account, then the Administrator shall establish and maintain a new separate Company Contribution Account in his name to which will be credited any subsequent allocations of Company contributions and forfeitures.  A former Participant’s new Company Contribution Account and his Non-Participating Account shall be merged into one Company Contribution Account when the Participant becomes fully vested in his new Company Contribution Account.

Each Account of a Participant shall be revalued and adjusted at the times and in the manner provided in Section 4.05 below until it becomes a liability of the Trust pursuant to Section 4.06.

4.03         Allocation to Accounts.  Subject to the minimum contribution provisions of Section 4.07, the Company’s contribution for each Plan Year, and the forfeitures from other Participants’ Company Contribution Accounts allocable during the Plan Year, if any, shall be allocated among those Participants who satisfy:

(i)            the allocation eligibility requirements specified in the Company’s Adoption Agreement, if any;

(ii)           in the absence of any allocation eligibility requirements in the Company’s Adoption Agreement, the Participant must be credited with one thousand Hours of Service for the Plan Year to be eligible for an allocation; or

(iii)          the allocation eligibility requirements, provided in Subsection (ii) as such requirements have been made less stringent by a policy adopted by the Company from time to time and delivered in writing to the Administrator;

in the following manner as specified on the Adoption Agreement:

(a)           The Company’s contribution shall first be allocated to any Matching Contributions, if any, in accordance with the formula as specified on the Adoption Agreement, or as accounted by the Company if a discretionary match is elected on the Adoption Agreement.

(b)           If the Plan is integrated with social security, the Company’s contribution and forfeitures in excess of that allocated in Subsection (a) above are allocated as follows:

There shall be allocated to the Company Contribution Account of each Participant eligible for an allocation of the Company Contribution, that amount which is equal to the product of (A) the sum of such Participant’s Compensation, plus his Non-Social Security Compensation for such Plan Year multiplied by (B) the lesser of the Integration Percentage or that percentage which is equal to the quotient resulting from dividing the amount of the Company’s contributions and forfeitures in excess of that allocated in Subsection (a) above by the sum of all Participants’ Compensation plus all Participants’ Non-Social Security Compensation for the Plan Year.

The “Integration Percentage” shall be 5.7% or such lesser rate specific on the Adoption Agreement, but not more than the lesser of (A) the tax rate to employers applicable to old age insurance under Section 3111(a) of the Code as of the first day of the Plan Year (but not less than 5.7%), (B) that percentage obtained by dividing the total of the Company contribution and the forfeitures to be allocated pursuant to this Subsection by the total of each Participant’s Compensation and each Participant’s Non-Social Security Compensation or (C) the rate determined in accordance with the table below:

If the Integration Level:

is more than	but not more than	the Integration percentage will not exceed:
20% of Taxable Wage Base	80% of Taxable Wage Base	4.3%

80% of Taxable Wage Base	100% of Taxable Wage Base	5.4%

Equals 100% of Taxable Wage Base		5.7%

(c)           The remaining Company’s contribution and forfeitures, if any, not allocated pursuant to Subsections (a) and (b) above shall be allocated to the Company Contribution Account of each Participant eligible for an allocation of the Company Contribution, in such proportion as the Compensation of the Participant bears to the total Compensation of all Participants eligible for an allocation of the Company Contribution.

In determining the allocations in this Section 4.03 (but not Section 4.04), only Compensation received by an

Employee while a Participant shall be considered.  Forfeitures for each Plan Year shall be allocated as provided above only if the Adoption Agreement provides for the allocation of forfeitures.

If the Company makes Matching Contributions, the Administrator shall establish and maintain a separate Company Matching Contribution Account in the name of each Participant to whom Matching Contributions are allocable.

4.04         Limitation on Allocations to Participants.  Anything in this Plan to the contrary notwithstanding and subject to further limitations set forth in Section 4.08, the Annual Addition, as defined below, to a Participant’s Accounts for any Plan Year, shall not exceed an amount equal to the lesser of:

(a)           the thirty thousand dollar limitation amount specified in Section 415(c)(1)(A) of the Code (“Section 415 Dollar Limitation Amount”); or

(b)           twenty-five percent of the compensation (defined below) paid to the Participant by the Company and by any Affiliated Company in that Plan Year.

For purposes of this Section and Section 4.08, the term “compensation” means the Participant’s W-2 taxable earnings actually paid or includable in the Participant’s gross income, together with compensation which is not includable in the articipant’s gross income by reason of Section 125,132(f)(4) (for Plan Years commencing after December 31, 2000), 402(e)(3),  402(h), or 403(b) of the Codeduring the limitation year for services actually rendered during the course of employment with the Company, and earned income with respect to a self-employed individual for the limitation year.

The otherwise permissible Annual Addition for any Participant shall be reduced to the extent necessary to satisfy the limitations imposed by this section 4.04, with reductions coming first from After Tax Voluntary Contributions and attributed earnings, then 401(k) Contributions and attributable earnings (and related Company Matching Contributions and the attributable earnings), if any, and then from Company contributions, all to the extent necessary in order to comply with all of the provisions of Section 415 of the Code.  The Company may on the Adoption Agreement make such additional or superseding provisions with respect to compliance with Sections 415 and 416 of the Code.  In the event of a short limitation year, the Section 415 Dollar Limitation Amount shall be multiplied by a fraction whose numerator is the number of months in such short limitation year and whose denominator is twelve.

The portion of any Company contribution which has been originally allocated to a Participant under this Plan for a Plan Year, but which cannot be credited to his Company Contribution Account because of the limitations imposed by this Section 4.04 shall be abated and held in a suspense account in the name of the Participant, if the Participant was employed at the end of the Plan Year, or in a general suspense account for all Participants, to be allocated in succeeding Plan Years, and shall reduce the Company’s contribution as provided in Sections 3.01 and 3.02 in succeeding years.  If provided in the Company’s Adoption Agreement, the abated amount shall reduce the Company’s contribution for the next limitation year or allocated to the Accounts of other Participants in the same manner as the Company contribution.

4.05         Revaluation of Accounts.  All assets held in the Trust on the last day of each Revaluation Period pertaining to Accounts of Participants established with respect to employment with the Company shall be appraised by the Trustee at their fair market value as of the last business day of said Revaluation Period.  In determining value, the method of accounting adopted by the Trustee shall govern; provided, however, there shall be deducted as a Trust liability the aggregate of:

(a)           accrued and unpaid expenses, insofar as they are then ascertainable or may be fairly estimated;

(b)           contributions, if any, received by the Trustee which have not been allocated to Participants as of a date prior to the commencement of the current Revaluation Period;

(c)           all Account balances which are segregated pursuant to Section 4.06 and treated as liabilities of the Trust; and

(d)           forfeitures for the Revaluation Period.

If the total net value of the Trust so determined either exceeds or is less than the total balance of all Participants’ Accounts (excluding those segregated Accounts of Participants which are treated as liabilities of the Trust, and before crediting contributions and forfeitures for the current Revaluation Period), the excess or deficiency shall be credited or charged to the Accounts of all Participants (excluding those Participants whose segregated Accounts are treated as liabilities of the Trust) in the ratio that the then balance in each Account bears to the total amount of all Accounts.  Except with respect to amounts paid to purchase or pay premiums on contracts, Accounts shall not be adjusted between the end of one Revaluation Period and the end of the next Revaluation Period for changes in value, interest, expenses or otherwise, but shall be adjusted for withdrawals and distributions made during a Revaluation Period.

4.06         Segregated Accounts Which Are Liabilities of the Trust.  If during any Revaluation Period (i) an Account shall become distributable in monthly installments pursuant to Section 5.01, 5.02, 5.03 or 5.04, (ii) a Participant who has attained age sixty-nine elects in a writing delivered to the Administrator that his Account be segregated, or (iii) a Participant’s Termination of Employment occurs and the commencement of distribution of his Account is to be deferred beyond sixty days after the end of such Revaluation Period, then, consistent with a policy adopted by the Administrator, as of the commencement of the next Revaluation Period, his Account may be segregated and invested in a separate savings account or certificate in a bank or savings and loan association (or equivalent kind of investment media, such as a money market fund,) and the interest therefrom shall be credited to said segregated Account in lieu of any credit or charge resulting from the revaluation of the general assets of the Trust Fund pursuant to Section 4.05.  For the purposes of Section 4.05, segregated Accounts shall be treated as liabilities of the Trust.  If an Account is invested in a Self-Directed Investment Fund under the Trust pursuant to the Company’s election on the Adoption Agreement, such Account shall be considered to be a segregated Account and a liability of the Trust.

If at the time an Account is so segregated it is invested in whole or in part in a Contract or Contracts, the Trustee, in accordance with the terms of the Trust, may:

(a)           surrender the Contract(s) for the cash value thereof, and the amount received shall be credited to the segregated Account; or

(b)           convert the Contract(s) to paid up Contract(s).

4.07         Minimum Contribution.  In the event the Plan in any Plan Year is a Top-Heavy Plan, and if no other Plan of the Company provides a minimum benefit required under Section 416(c) of the Code for a Participant who is not a Key Employee for the Plan Year, then this Plan shall provide a minimum benefit, regardless of Company Profits, for each Participant employed on the last day of the Plan Year including Non-Key Employees who fail to complete 1,000 Hours of Service in the Plan Year.  The minimum contribution is determined without regard to social security contributions.  In the event a Participant in this Plan is also covered by a Defined Benefit Plan in a Required Aggregation Group with respect to the Company, then this Plan shall be the Plan which shall provide the minimum benefit required by Section 416(c) of the Code.  The minimum benefit shall be an additional Company contribution sufficient to increase the benefits otherwise provided by this Plan, without regard to this Section, and other qualified deferred compensation plans maintained by the Company to equal an amount not less than three percent of such Participant’s Compensation, subject to the four following adjustments, if applicable:

(a)           any Company contribution attributable to a salary reduction or similar arrangement or to matching contributions used to satisfy the contribution limitations set forth in Section 3.08 shall not be taken into account;

(b)           if a Participant is not also covered by a Defined Benefit Plan in a Required Aggregation Group with respect to the Company, the three percent minimum contribution shall not exceed the percentage at which contributions are made (or required to be made) under the Plan for the Key Employee for whom the percentage is the highest for such year (said percentage being his contribution divided by his Compensation);

(c)           if a Participant is also covered by a Defined Benefit Plan in a Required Aggregation Group with respect to the Company, then to the extent required by the Internal Revenue Service, the three percent minimum contribution shall be five percent; and

(d)           if a Participant is also covered by a Defined Benefit Plan with respect to the Company so that the combined plan maximum dollar limits of Section 415(e) of the Code become applicable and would reduce any benefit for a Plan Year under the plans so limited, and neither plan is an Extra Top Heavy Plan, then for each Plan Year, the minimum contribution shall be four percent instead of three percent if the Defined Benefit Plan is not in a Required Aggregation Group with respect to the Company, and if it is, then the minimum contribution rate shall be seven and one-half percent instead of five percent.

4.08         Multi-Plan Limitation.  The limitations set forth in Section 4.04 shall also be subject to the following:

(a)           In the event that any Participant in this Plan is a participant under any other Defined Contribution Plan maintained by the Company or any Affiliated Company (whether or not terminated), the total amount of Annual Additions to such Participant’s account(s) from all Defined Contribution Plans shall not exceed the limitations set forth in Section 4.04.  If it is determined that as a result of the limitations set forth in this Subsection (a) that the Annual Additions to a Participant’s Account in this Plan must be reduced, the reduction shall be accomplished in accordance with the provisions of Section 4.04 with the reductions coming from this Plan unless the Company has specified on the Adoption Agreement that the reduction shall first come from the other plan.

(b)           In the event that any Participant under this Plan is a participant under one or more Defined Benefit Plans maintained by the Company or any Affiliated Company (whether or not terminated), then for any Plan Year commencing before January 1, 2000 and for subsequent years if so elected by the Company, the sum of the Defined Benefit Plan Fraction for that year and the Defined Contribution Plan Fraction for that year shall not exceed 1.0.  If the sum of these fractions exceeds 1.0 for any Plan Year commencing before January 1, 2000, then the Participant’s Annual Addition shall be reduced by an amount necessary to cause the sum of the fractions to equal 1.0.  This reduction shall be accomplished in accordance with the provisions of Section 4.04.

4.09         Limitation Definitions.  For purposes of Section 4.04 and Section 4.08, the following definitions shall apply:

(a)           Retirement Plan.  “Retirement Plan” means: (i) any profit sharing, pension or stock bonus plan described in Sections 401(a) and 501(a) of the Code, (ii) any annuity plan or annuity contract described in Sections 403(a) or 403(b) of the Code, (iii) any individual retirement account or individual retirement annuity described in Sections 408(a) and 408(b) of the Code, and (iv) any simplified employee pension plan described in Section 408(k) of the Code.

(b)           Defined Contribution Plan. “Defined Contribution Plan” means a Retirement Plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant’s account.

(c)           Defined Benefit Plan.  “Defined Benefit Plan” means any Retirement Plan which is not a Defined Contribution Plan.

(d)           Related Plan.  “Related Plan” means any other Defined Contribution Plan or Defined Benefit Plan maintained by the Company or by any Affiliated Company.

(e)           Extra Top Heavy Plan.  “Extra Top Heavy Plan” means a plan which would remain a Top Heavy Plan if the sixty percent referred to in Section 7.01 were ninety percent.

(f)            Annual Pension Benefit.  “Annual Pension Benefit” means a pension benefit payable annually under the plan in the form of a straight life annuity without taking into account other forms such as a joint and survivor annuity, or a related ancillary or death benefit, attributable solely to employer contributions and not to employee contributions or rollover contributions.

(g)           Projected Annual Pension Benefit.  “Projected Annual Pension Benefit” means an amount equal to the Annual Pension Benefit to which a participant would be entitled under the terms of the plan on the assumptions that he continues employment until his normal retirement date, that his compensation remains constant until said date and that all other relevant factors used to determine benefits under the plan remain constant for all future plan years.

(h)           Annual Additions.  “Annual Additions” to a Participant’s account for any Plan Year shall mean the sum of such Participant’s (a) allocable share of his Company and any Affiliated Company contribution, (b) his employee contributions including 401(k) contributions, (c) forfeitures, (d) amounts allocated after March 31, 1984 to an individual medical account as defined in Section 415(1)(2) of the Code which is part of a pension or annuity plan maintained by the Company, and amounts derived from post-1985 contributions attributable to post-retirement medical benefits allocated to the separate account of a Key Employee as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund as defined in Section 419(e) of the Code maintained by the Company, for the taxable year ending with or within such Plan Year, and (e) allocations under a simplified employee pension.  Annual Additions shall not include a contribution of a rollover amount or a contribution to a simplified employee pension plan which is excludible from gross income under Section 408(k)(6) of the Code.

(i)            Transition Fraction.  “Transition Fraction” means a fraction:

(i)            the numerator of which is the lesser of $51,875 or 1.4, multiplied by twenty-five percent of the Compensation of the

Participant from the Company and any Affiliated Company for the Plan Year ending in 1981; and

(ii)           the denominator of which is the lesser of $41,500 or twenty-five percent of the Compensation of the participant from the Company and any Affiliated Company for the Plan year ending in 1981.

(j)            Defined Benefit Plan Fraction.  “Defined Benefit Plan Fraction,” for any limitation year, means a fraction:

(i)            the numerator of which is the Projected Annual Pension Benefit of the participant under a Defined Benefit Plan and any Related Plan determined as of the close of the limitation year, and

(ii)           subject to the provisions of any transition rule of the Code preserving higher 1983 and 1986 accrued benefits, the denominator of which is the lesser of (1) the product of 1.25 multiplied by the adjusted ninety thousand dollar limitation under Section 415(b)(1)(A) of the Code for the plan year, or (2) the product of 1.4 multiplied by his one hundred percent compensation amount under Section 415(b)(1)(B) of the Code for such limitation year.

(k)           Defined Contribution Plan Fraction.  “Defined Contribution Plan Fraction,” for any limitation year, means a fraction:

(i)            the numerator of which is the sum of his Annual Additions as of the close of such limitation year, and

(ii)           the denominator of which is the lesser of the following amounts determined for such limitation year and for each prior limitation year with the Company and any Affiliated Company:  (A) the product of 1.25 multiplied by the adjusted thirty thousand dollar limitation in effect under Section 415(c)(1)(A) of the Code for such limitation year, or (B) the product of 1.4 multiplied by:  his twenty-five percent compensation amount under Section 415(c)(1)(B) of the Code for the limitation year.

(iii)          At the election of the Administrator, the amount taken into account in determining the Defined Contribution Plan Fraction with respect to each participant for all limitation years ending after January 1, 1983, shall be an amount equal to the product of the denominator as determined in Subsection (k)(ii) above for the limitation year ending in 1983, multiplied by the Transition Fraction, and

(iv)          If the Participant was covered under a Defined Contribution Plan maintained by the Company or any Affiliated Company in any limitation year beginning before January 1, 1987, for each limitation year beginning after December 31, 1986, the numerator shall be reduced by an amount, if any, equal to the product of (i) the sum of the Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction, minus 1.0, multiplied by (ii) the denominator of the Defined Contribution Plan Fraction.  The Defined Contribution Plan Fraction and the Defined Benefit Plan Fraction shall be calculated as of the end of the limitation year beginning before January 1, 1987, without regard to plan amendments made after May 6, 1986.

(l)            Top-Heavy Plan Adjustments.  For any limitation year in which this Plan is a Top-Heavy Plan, the following adjustments shall be made:

(i)            Except as provided for in Subsection (l)(ii) below, the number “1.0” shall be substituted for the number “1.25” in Subsections (j)(ii) and (k)(ii) above.

(ii)           Subsection (l)(i) shall not apply if the requirements of both Subsections (A) and (B) below are met:

(A)          The Plan (and any plan required to be included in the aggregation group with such Top-Heavy Plan) meets the minimum benefit requirements of Section 416(c) of the Code with the following applicable modifications:

(1)           Subsection 416(c)(1)(B) of the Code shall be applied by substituting “three percent” for “two percent” and by increasing (but not by more than ten percentage points) the “twenty percent” by one percentage point for each year for which the Plan was taken into account under this Subsection.

(2)           Subsection 416(c)(2)(A) of the Code shall be applied by substituting “four percent” for “three percent.”

(B)           The Plan is not an Extra Top Heavy Plan.

(iii)          In the event Subsection (l)(i) above applies, then the figure “$41,500” shall be substituted for the figure “$51,875” in the Transition Fraction set forth in Subsection (h) above.

4.10         Investments Not Allocated to Separate Accounts.  All right, title and interest in and to the assets and investments of the Trust shall be vested in and reside exclusively in the Trustee and no Participant shall have any right, title or interest in or to the assets or investments of the Trust except to have the same held, invested, and applied in accordance with the provisions of the Trust.  The maintenance of separate Accounts for Participants shall not require the allocation or segregation of assets to each Account, but the creation of separate Accounts is primarily for accounting purposes.

4.11         Status of Transferred Employees.  Anything in this Plan to the contrary notwithstanding, if during any Plan Year a Participant is transferred to employment with the Company in a status other than as an Employee or with an Affiliated Company, the Participant shall participate in the allocation of the Company’s contributions and forfeitures for the Plan Year only if he has completed 1,000 Hours of Service in the Plan Year as an Employee.  For the purposes of eligibility to participate as provided in Article II and vesting and Breaks in Service as provided in Article VI, service of a former Employee in a status other than as an Employee or with an Affiliated Company shall be considered.  If a person who is employed by the Company in a status other than as an Employee or by an Affiliated Company is transferred to the status of an Employee, then for purpose of eligibility to participate as provided in Article II and vesting and Breaks in Service as provided in Article VI, his service with the Company or an Affiliated Company shall be considered, but for purpose of participation in the allocation of the Company’s contribution and forfeitures, as provided in Article IV, only Hours of Service as an Employee shall be considered in the applicable Plan Year.

ARTICLE V - DISPOSITION OF THE ACCOUNTS

5.01         Disposition At or After Normal Retirement Age or in the Event of Disability.  In the event of a Termination of Employment of a Participant at or after he attains normal retirement age, age sixty-five, or in the event of a Termination of Employment of a Participant at any time before his sixty-fifth birthday because of physical or mental disability which in the opinion of the Administrator (based upon the written statement of a physician satisfactory to it) is permanent and will render him incapable of being employed by the Company, then the Participant shall be entitled to retire, and his Company Contribution Account shall become fully vested without regard to the provisions for vesting set forth in Article VI.  Subject to Sections 5.06 and 5.14, the Administrator shall direct the Trustee to distribute such Account in the manner requested by the Participant:

(a)           to the Participant in one lump sum; or

(b)           to the Participant (or to the Participant, and after the Participant’s death, to his beneficiary) in monthly, quarterly or annual installments over the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and his beneficiary) determined as of the time of the commencement of payment of installments provided that said installments shall not be for a period of longer than ten years, unless expressly provided for on the Adoption Agreement.  The amount of periodic installments to be paid in any year may be determined by dividing the Participant’s Account each year by the years of life expectancy (or the joint life and last survivor expectancy of the Participant and his beneficiary) reduced by the number of whole years elapsed since the Participant’s Account has commenced to be paid.  In such event his Account shall be considered a liability of the Trust from and after the end of the Plan Year in which he ceases to be an Employee.  If installments are to be made to the Participant and his beneficiary, his beneficiary shall be considered his designated Beneficiary for the purposes of Section 5.02; or

(c)           if permitted by the Adoption Agreement or required by law, because a specific Participant has (i) a Rollover Account subject to the annuity rules, or (ii) an accrued benefit which has a grandfathered annuity form of benefit option, then his Account shall be applied for the purchase of one of the following type of annuities which shall comply with the requirements of this Plan and shall be assigned and delivered to the Participant in which case the Administrator may cause the annuity to be made non-commutable and nonassignable before the delivery of it to the Participant:

(i)            annuity on the life of the Participant;

(ii)           a five, ten or fifteen year certain or refund feature annuity, but any survivor benefit shall be fully distributed within five years after the death of the Participant (or the deaths of both the Participant and his spouse if said spouse is the first survivor beneficiary) as required by law;

(iii)          a qualified joint and survivor annuity which provides for a monthly income so long as the Participant lives and after the death of the Participant, a fraction of the monthly income (at least fifty percent) would be paid to the Participant’s surviving spouse so long as the surviving spouse lives.

Distribution of the Participant’s Account shall commence no later than sixty days after the Plan Year in which the Termination of Employment of the Participant occurs.  If the Beneficiary is someone other than the Participant’s spouse, then no method or term of distribution shall be selected which would result in the actuarial expectation that the Participant will receive less than fifty percent of his Account.  Notwithstanding anything in this Section and Section 5.04 to the contrary, but subject to the spousal consent requirements of Section 5.06, any valid written designation of distribution made prior to January 1, 1984, may remain in force, provided such Participant had an accrued benefit under the Plan as of December 31, 1983.

5.02         Disposition Upon the Death of a Participant.  In the event of the death of a Participant before he incurs a One Year Break in Service, the Participant’s Company Contribution Account shall become fully vested without regard to the provisions for vesting set forth in Article VI.  Except as hereinafter provided, in the event of the death of a Participant before the complete distribution of his Account, the vested balance thereof shall be paid in one lump sum to the Participant’s designated Beneficiary.

A designated Beneficiary to whom a lump sum payment would be made pursuant to this Section 5.02 may, prior to the commencement of such distribution, request in a writing delivered to the Administrator that distribution of the Account pursuant to this Section 5.02 be made in installments for a period not in excess of the distribution period elected by the Participant or the life expectancy of the Beneficiary.  The Administrator upon receipt of the written request, shall distribute the Account in the manner of substantially equal monthly or annual installments for the requested period.  Any request for installment payments by a Beneficiary and any determination by the Administrator shall be made within six months of the date of the deceased Participant’s death. If the Beneficiary is the Participant’s surviving spouse, the date distributions are required to commence when the Beneficiary elects an installment pursuant to this Section shall not be earlier than the later of December 31 of the calendar year immediately following the calendar year in which the Participant died, and December 31 of the calendar year in which the Participant would have attained age 70 1/2.

A designated Beneficiary whose request for installment payments of a deceased Participant’s Account is granted pursuant to this Section 5.02 shall have the right to designate in writing delivered to the Administrator one or more beneficiary(ies) or contingent beneficiary(ies) who shall have the right to receive the balance of the installments in the event of the designated Beneficiary’s death prior to final distribution of the deceased Participant’s Account.  If no designation of beneficiary or contingent beneficiary by the designated Beneficiary is in effect, the balance shall be paid in a lump sum to the estate of the designated Beneficiary.

If a Participant dies before the commencement of the distribution of his benefits to which the provisions of Section 5.06 apply, without having in effect a valid election to waive a qualified preretirement survivor annuity, then notwithstanding the preceding provisions of this Section, but subject to the small benefit cash out rule described in Section 5.04, the benefits of the Participant shall be distributed to the Participant’s surviving spouse in the form of a preretirement survivor annuity which will be a single life annuity for the life of such spouse commencing within a reasonable period of time, but not later than one year after the Participant’s death.  The amount of the monthly payment under the annuity shall equal that amount of monthly payment in an annuity form that can be purchased by the Participant’s Account.  The Participant’s surviving spouse may elect prior to commencement of distribution of benefits to receive in a lump sum, in lieu of the preretirement survivor annuity, the balance of the Participant’s Account.  A Participant’s spouse may waive a qualified preretirement survivor annuity in the manner as provided for the waiver of a qualified joint and survivor annuity in Section 5.06.

If the Account of a deceased Participant, or any part thereof, is invested in a Contract or Contracts on his life, the Trustee shall turn over and deliver the Contract(s) to the Beneficiary designated in the Contract(s) who is entitled to the death benefits thereof, subject to such endorsement as to manner and times of payment as the Trustee shall cause to be made, and shall promptly execute all necessary claims and documents required to obtain the payment of proceeds to such Beneficiary.

5.03         Disposition Upon Termination Of Employment Before Reaching Normal Retirement Age.  In the event of the Termination of Employment of a Participant before attaining normal retirement age, whether because of resignation or discharge or for any reason other than disability or death (provision for which is made in Sections 5.01 and 5.02), the Participant shall become entitled to his vested interest in his Company Contribution Account as determined by Article VI.  The portion of the Participant’s Account to which he is entitled shall be distributed to him as set forth in Section 5.01 (provided that a lump sum method shall not be used without the Participant’s consent if in excess of $5,000), and distribution shall commence at any time between his Termination of Employment and sixty days after the end of the Plan Year in which he attains age sixty-five, upon the request of the Participant.  The Company may elect that in the event commencement of distribution of an Account is to be deferred beyond sixty days after the end of the Revaluation Period in which the Termination of Employment occurs, his Account shall, in accordance with Section 4.06, be segregated and considered a liability of the Trust from and after the end of such Revaluation Period.  The portion of the Participant’s Company Contribution Account which is not vested shall be forfeited in accordance with the provisions of Section 6.03.

5.04         Distribution Rules.  The following provisions shall apply notwithstanding other contrary provisions contained in this Article:  (i) The benefits payable to each Participant hereunder shall be distributed to such Participant commencing not later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half or, if later, the date a Participant is not a Five Percent Owner retires after attaining age seventy and one-half.  (ii) In the event commencement of distribution of an Account is to be deferred beyond sixty days after the end of the Plan Year in which the Termination of Employment occurs, the Account shall, in accordance with Section 4.06, be segregated and considered a liability of the Trust from and after the end of the Plan Year.  (iii) Once an annuity, if any, has been distributed it shall be deemed that the Participant’s Account has been fully distributed and the recipient shall no longer be a Participant.  (iv) This Plan does not permit annual recalculations of life expectancies unless otherwise provided on the Company’s Adoption Agreement.  (v) Any distribution required under this Article shall comply with the regulations under Section 401(a)(9) of the Code, including the incidental death benefit rules of Section 401(a)(9)(G) of the Code and the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations.  (vi) The Administrator shall direct the Trustee to distribute in a lump sum the balance of a Participant’s Account, without the consent of the Participant, his spouse or designated Beneficiary if, at the time of the Participant’s death, Termination of Employment or the April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (or later retirement for Participants who are not Five Percent Owners),the nonforfeitable balance of the Account was less than $5,000 at the time of any previous distribution and the current Account balance does not exceed $5,000.

5.05         Designation of Beneficiary.  Each Participant shall have the right to designate one or more Beneficiary(ies) or contingent Beneficiary(ies) who shall be entitled to receive his Account (or balance thereof) in the event of the

Participant’s death.  The Participant shall have the right at any time during his lifetime and prior to final distribution of his Account to change the Beneficiary(ies) or contingent Beneficiary(ies) previously designated by him by filing a new designation with the Administrator.  Each new designation shall completely revoke all designations previously filed by the same Participant.  All designations or revocation shall be in writing, and shall be effective only if delivered to the Administrator during the life of the Participant.  If no designation of Beneficiary or contingent Beneficiary is in effect, the Participant shall be deemed to have designated the following Beneficiary(ies) (if then living) in the following order of priority:  (i) spouse, (ii) children (including adopted children), in equal shares, (iii) parents, in equal shares, (iv) brothers and sisters (including half-brothers and sisters), in equal shares and (v) Participant’s estate.  All designations made by a married Participant shall be consented to by his spouse, if the Beneficiary is someone other than his spouse, and if a Participant who has filed a designation thereafter marries prior to the commencement of distribution of benefits, his designation shall be deemed to be revoked if the new spouse survives him, unless the new spouse consents to such designation prior to his death.  The spouse’s consent shall be made in the manner and form prescribed in Section 5.06.

5.06         Joint and Survivor Annuities.  The distribution of a Participant’s benefits shall be subject to the joint and survivor annuity requirement of this Section if the form of distribution is determined to be an annuity; or to the extent the benefits under this Plan for the Participant are the result of benefits rolled over or transferred from a defined benefit plan or defined contribution plan which was subject to the joint and survivor annuity rules. A spouse of a Participant shall be the current spouse, or surviving spouse of a Participant, unless otherwise provided in a qualified domestic relations order (QDRO) as described in Section 414(p) of the Code.

If this Section applies to any Participant, then unless the Participant otherwise elects, the distribution shall be a purchased single premium annuity contract in the form of a single annuity for life if the Participant is unmarried, or if the Participant is married, a qualified joint and survivor annuity providing an annuity for the life of the Participant commencing as of the commencement of distribution of his Account, with a survivor annuity for the life of his spouse, if any, which is one-half of the amount of the annuity payable during the joint lives of the Participant and his spouse and which qualified joint and survivor annuity is the actuarial equivalent of a single life annuity for the life of the Participant provided under the Plan.

The Administrator shall furnish to the Participant a written notification, in nontechnical terms, of the availability of the Participant’s right to elect in writing not to take such annuity.  The notice may be furnished within the period at least thirty, but less than ninety, days before the date on which distribution of the Participant’s Account is to commence, or later (even after the commencement date), but the distribution must not begin earlier than thirty days after notice is furnished unless waived by the Participant.  Such notification shall state the terms and conditions of the annuity, the Participant’s right to make, and the effect of, an election to waive the joint and survivor’ annuity form of benefit, the rights of Participant’s spouse with respect to such election, if the Participant is married, and the effect of a revocation of such election.  The Participant may at any reasonable time request such information.  Any election shall be in writing delivered to the Administrator within the ninety day period ending with the date on which the distribution of the Participant’s Account is to commence, and shall be accompanied by the written consent of the Participant’s spouse to a specific alternative beneficiary(ies) and/or form of benefit, which shall be witnessed by a Plan representative or a notary public. Such written consent shall be effective only with respect to such spouse. The election may be revoked in writing at any time prior to the date on which the distribution of the Participant’s Account is to commence.

In a similar manner, a Participant may elect to waive and revoke a waiver of a preretirement survivor annuity referred to in Section 5.02.  The Administrator shall furnish to each Participant written notification of the survivor annuity in the same form and manner as for the qualified joint and survivor annuity in the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year in which the Participant attains age 35 or terminates employment prior to age 35 or, if later, the same or subsequent Plan Year after the Participant commences participation in the Plan.

If a Participant establishes to the satisfaction of a Plan representative that he is unmarried, or that his spouse cannot be located, a waiver from the Participant shall be effective without the signature and consent of the spouse.

5.07         Hardship and Other Withdrawals of 401(k) Contributions.  If 401(k) Contributions are permitted for a Participant and if the Company has authorized hardship withdrawals of 401(k) Contributions on the Adoption Agreement, then the Participant shall be entitled at any time, upon a written request delivered to the Administrator, together with the written consent of such Participant’s spouse, if any, to withdraw all, or any part of his 401(k) Contributions, and such amount of earnings, if any, on his 401(k) contributions as accrued prior to December 31, 1988, credited to his 401(k) Contribution Account, provided the Administrator has determined, in its sole discretion, that the financial hardship of the Participant satisfies the deemed hardship rules, as set forth from time to time in the policies and procedures established by the Administrator.  Upon receipt of such request and certification the Administrator shall direct the Trustee to distribute the requested and permitted amount to the Participant.

401(k) Contribution, Qualified Non-elective Contributions, and Qualified Matching Contributions, and income allocable to each are not distributable to a Participant or his beneficiary, earlier than upon separation from service, death, or disability.

Such amounts may also be distributed upon:

(a)   Termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (defined in § 4975 (e) (7) of the Code), a simplified employee pension plan (defined in § 408 (k)) or a SIMPLE IRA Plan (defined in § 408(p)).

(b)   The disposition by the Company, if a corporation, to an unrelated corporation of substantially all of the assets (within the meaning of § 409(d) (2) of the Code) used in a trade or business of the Company if such corporation continues to maintain the Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

(c)   The disposition by the Company, if a corporation, to an unrelated entity of the Company’s interest in a subsidiary (within the meaning of § 409 (d) (3) of the Code) if the Company continues to maintain the plan, but only with respect to employees who continue employment with such subsidiary.

(d)   The attainment of age 59 1/2  in the case of a profit-sharing plan.

(e)   The hardship of the Participant as described in Section 5.07.

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and Participant consent requirements (if applicable) contained in §§ 401 (a) (11) and 417 of the Code.  In addition, distributions that are triggered by any of the first three events enumerated above must be made in a lump sum.

A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(i)            The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Company;

(ii).          All plans maintained by the Company provide that the Participant’s 401(k) Contribution (and After-Tax Voluntary Contributions) will be suspended for twelve months after the receipt of the hardship withdrawal;

(iii)          The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

(iv)          All plans maintained by the Company provide that the employee may not make 401(k) Contributions for the employee’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under § 402 (g) of the Code for such taxable year less the amount of such employee’s 401(k) Contributions for the taxable year of the hardship distribution.

5.08         Withdrawal of After Tax Voluntary Contributions.  A Participant shall be entitled to withdraw all, or any part, of his contribution or income credited to his After Tax Voluntary Contribution Account at any time prior to the Account’s distribution.

5.09         In-Service Withdrawals.  If permitted on the Adoption Agreement, Participants with five or more years of participation under the Plan may withdraw in a lump sum all or part of the vested portion of their Company Contribution Account at any time, and all other Participants may withdraw all of part of the vested portion of Company Contributions allocated to their Company Contribution Account under the Plan at least twenty-four months prior to withdrawal.

5.10         Payment to Minors and Incompetents.  In case part of any benefit becomes payable to a minor or to a person who is legally incompetent or unable to properly handle his affairs, then the same may be paid out for his benefit in any of the following ways as the Administrator, in its sole discretion, shall determine:

(a)           directly to the person; or

(b)           to the legally appointed representative of the person (but this Subsection shall not give any such representative the right to receive any benefit).

The Company, Administrator, Board of Directors and Trustee need not see to the application of any payments made under this Section.

5.11         Uncertain Distribution.  In the event any question or dispute shall arise as to the proper person or persons to whom any payment shall be made, the Administrator may withhold payment until a determination of the question or dispute shall have been made, or until the Company, Administrator, Board of Directors and the Trustee shall have been adequately indemnified against loss to their satisfaction.  The Administrator may determine the proper person or persons to whom any benefit hereunder shall be paid, and in so doing may act upon such information as on reasonable inquiry it may deem reliable with respect to heirship, relationship, death, survivorship, whereabouts, identity, or any other fact relating to such determination.

5.12         Non-Alienation of Benefits.  Except as provided Article XVI, in the case of a qualified domestic relations order and except as permitted under the Code, ERISA and regulations issued under those statutes, no benefit payable under the provisions of the Plan or Trust shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge shall be void, nor shall such benefits be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of, or claims against, any Participant or Beneficiary, including claims of creditors, claims for alimony or support, and any like or unlike claims.  Anything in the Plan to the contrary notwithstanding, the Administrator may administer and/or distribute accounts payable to any alternate payee in a manner proper or necessary to comply with a qualified domestic relations order.

5.13         Repayment of Distribution.  In the event of a distribution of the vested portion of a Participant’s Company Contribution Account to a Participant after a Termination of Employment pursuant to Section 5.03 which is less than the balance of his Company Contribution Account, and the Participant resumes employment covered by the Plan, he may repay the distribution in full to the Trustee at any time before the earlier of the fifth anniversary of the date he resumes employment or the date at which he has incurred six (or five if designated on the Adoption Agreement) consecutive One Year

Breaks in Service after the distribution.  In the event of repayment pursuant to this Section, his Company Contribution Account shall be restored to its status as of the time of its distribution and further vested in accordance with Article VI.

5.14         Transfer of Eligible Distributions.  A Participant may elect, in accordance with the administrative rules and procedures prescribed by the Administrator, to have any portion of an “eligible rollover distribution” paid directly to an “eligible retirement plan” specified by the Participant.

An “eligible rollover distribution” is any distribution of all or any portion of the balance to the credit of the Participant, except that an eligible rollover distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and the Participant’s designated beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent the distribution is required under Section 401(a)(9) of the Code; (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (d) any distribution of less than $200; and (e) for distributions made after December 31, 1998 (or after December 31, 1999 if elected by the company) any distribution from a 401(k) Contribution Account that is made on account of a hardship.

An “eligible retirement plan” is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Participant’s eligible rollover distribution.  However, in the case of an eligible rollover distribution to a Participant’s surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

ARTICLE VI - OPTION A - PARTICIPANT’S VESTED INTEREST

Each Participant at all times shall have a fully vested interest in his Company Contribution Account.

ARTICLE VI - OPTION B - PARTICIPANT’S VESTED INTEREST

6.01         Vested Interest.  Each Participant shall have a vested interest in his Company Contribution Account equal to that percentage stated in the vesting schedule set forth in the Company’s Adoption Agreement, applicable to his number of completed Years of Service as determined in this Article VI:

(a)           Seven Year Vesting Schedule

Years of Service	Percentages

Less than 3 full years	None
3 full years	20%
4 full years	40%
5 full years	60%
6 full years	80%
7 full years	100%

(b)           Six Year Vesting Schedule

Years of Service	Percentage

Less than 2 full years	None
2 full years	20%
3 full years	40%
4 full years	60%
5 full years	80%
6 full years	100%

(c)           Five Year Cliff Vesting Schedule

Years of Service	Percentage

Less than 5 full years	None
5 full years	100%

(d)           20% Per Year Schedule

Years of Service	Percentage

Less than 1 full year	None
1 full year	20%
2 full years	40%
3 full years	60%
4 full years	80%
5 full years	100%

6.02         Determination of Years of Service.  For purposes of this Plan, the following Years of Service (whether or not continuous) shall not be taken into account:

(a)           Years of Service prior to the Effective Date which because of a break in service, were not taken into account to determine Years of Service and their application to the vesting of Accounts under all of the rules of the Plan in effect prior to the Effective Date.

(b)           In the case of any Participant who has no vested interest in accordance with the provisions of Section 6.01, Years of Service before any break in service shall not be taken into account if the number of consecutive One Year Breaks in Service during the break in service equals or exceeds the greater of (i) six (or five if designated on the Adoption Agreement), or (ii) the aggregate number of Years of Service before the break in service.  The aggregate number of Years of Service before the break in service shall not include any Years of Service not required to be taken into account under this Section 6.02 by reason of any prior break in service.

(c)           In the case of the Termination of Employment of any Participant who has six (or five if designated on the Adoption Agreement) consecutive One Year Breaks in Service, Years of Service after the break in service shall not be taken into account for purposes of determining the vested interest in his Company Contribution Account which accrued prior to the break in service.

(d)           Years of Service specified on the Adoption Agreement.

6.03         Forfeitures and Forfeiture Accounts.  In the event of the Termination of Employment of a Participant before attaining age sixty-five for any reason other than disability or death, and the Participant’s Company Contribution Account is less than one hundred percent vested pursuant to Section 6.01, then a Forfeiture Account shall be established for the Participant as of the last day of the Plan Year in which such Termination of Employment occurs.  The Forfeiture Account shall be the excess of (i) the amount in the Participant’s Company Contribution Account over (ii) the amount vested in accordance with the vesting schedule set forth in Section 6.01.  The balance of the Participant’s Company Contribution Account shall become, as provided in Section 4.02, a Non-Participating Account in which the Participant shall have a non-forfeitable interest.

The Forfeiture Account established pursuant to the previous paragraph shall be administered in the same manner as a segregated Account pursuant to Section 4.06 as of the first day of the Plan Year immediately following the Plan Year in which the Participant’s Termination of Employment occurs.  For the purposes of Section 4.05, the Forfeiture Account shall then be treated as a liability of the Trust.  In the event the Participant shall become fully vested under the schedule contained in Section 6.01 with respect to his Forfeiture Account prior to incurring six (or five if designated on the Adoption Agreement) consecutive One Year Breaks in Service, his Forfeiture Account shall be merged into his Company Contribution Account.  As of the end of the Plan Year within which the Participant first incurs six (or five if designated on the Adoption Agreement) consecutive One Year Breaks in Service after his Termination of Employment, the balance in his Forfeiture Account (including all increments thereto required under the Plan) shall be reduced to an amount equal to (PxFAB) + (PxRxD) - (RxD) where:

(i)            P equals the applicable percentage determined under the schedule contained in Section 6.01 as of the date the Participant incurs six (or five if designated on the Adoption Agreement) consecutive One Year Breaks in Service,

(ii)           FAB equals the Participant’s Forfeiture Account balance on the date the Participant incurs six

(or five if designated on the Adoption Agreement)  consecutive One Year Breaks in Service (after all increments thereto required under the Plan have been made),

(iii)          R equals the ratio of the Forfeiture Account balance determined under subparagraph (ii) next above to the Forfeiture Account balance on the date the Forfeiture Account was established, and

(iv)          D equals the balance in the Participant’s Company Contribution Account which was distributable under Section 5.03 as of the time in which the Participant’s Termination of Employment occurred.

The amount by which a Participant’s Forfeiture Account is reduced under this Section 6.03 will then become a forfeiture. The balance in the Participant’s Forfeiture Account after such reduction will become distributable to him pursuant to Section 5.03.

The Company may elect on the Adoption Agreement to treat forfeitures as occurring (a) in the Plan Year in which a distribution is made to the Participant, or (b) in a Plan Year following a One Year Break in Service and distribution to the Participant, for purposes of allocating the forfeited amount to other Participants or using the forfeited amount to reduce the amount of the Company contribution for that Plan Year.  In such case if the Participant receives a distribution or is zero percent vested at termination of employment so he is deemed to have received a distribution, returns to the employ of the Company prior to incurring six (or five if designated on the Adoption Agreement) consecutive One Year Breaks in Service, and repays the distribution to the Plan, the Plan shall reinstate from forfeitures and, if insufficient, the Company shall be obligated to repay any difference, the amount necessary to restore the forfeited amount, unadjusted for earnings or losses.

6.04         Top Heavy Plan Minimum Vesting.  If the Plan becomes a Top Heavy Plan, then for every Participant who thereafter has an Hour of Service, the provisions of Subsection 6.01(a) and (c) shall be modified, if necessary, so that the Participant shall have a vested interest in his Company Contribution Account not less than that percentage thereof stated below, applicable to his number of completed Years of Service as determined in this Article VI:

Years of Service	Percentage

Less than 2 full years	None
2 full years	20%
3 full years	40%
4 full years	60%
5 full years	80%
6 full years	100%

If after the Plan has become a Top Heavy Plan, it subsequently ceases to be a Top Heavy Plan, then each Participant who had at least three Years of Service as of the end of the Plan Year in which the Plan was last Top Heavy may elect to have the vesting schedule in this Section 6.04 continue to apply in determining his vested percentage.  For other Participants, the schedule in this Section 6.04 shall apply only to their Company Contribution Account balance as of the end of the Plan Year in which the Plan was last Top Heavy.

ARTICLE VII - TOP HEAVY PLANS

7.01         Top Heavy Determination.  This Plan shall be considered a Top Heavy Plan and subject to special Top Heavy Plan rules for any Plan Year if either (a) or (b) below applies:

(a)           On the Plan Year’s Top Heavy Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees exceeds sixty percent of the present value of the cumulative accrued benefits of all Participants except those Accounts of (i) former Key Employees, i.e. those persons who are no longer deemed a Key Employee under the definition set forth in Article I by reason of failing to fall within any of the classifications of a Key Employee during the four preceding Plan Years and (ii) those Participants who have not provided services to the Company at any time during the five year period ending on such Plan Year’s Top Heavy Determination Date (“Sixty Percent Test”); or

(b)           The Plan is part of a Required Aggregation Group which is a Top Heavy Group.

Anything herein to the contrary notwithstanding, this Plan shall not be considered a Top Heavy Plan and subject to said special rules for any Plan Year in which this Plan is a part of either a Required Aggregation Group or Permissive Aggregation Group which is not a Top Heavy Group.  The determination of the Sixty Percent Test shall be made in accordance with Section 416(g) of the Code and regulations adopted thereunder.

7.02         Accrued Benefits.  The accrued benefit of a Participant shall be determined as of the most recent Revaluation Date occurring within a twelve-month period ending on the Top-Heavy Determination Date and shall include his account balances, if any, under all defined contribution plans (including any simplified employee pension plan) maintained by the Company which shall be adjusted for unpaid employer contributions due as of the Top-Heavy Determination Date and the aggregate distributions (other than a Rollover Amount between related plans), and the present value of the accrued benefits of the Participant under all defined benefit plans at any time during the five-year period ending on the Revaluation Date, but shall exclude benefits attributable to Rollover Amount(s) from unrelated plans contributed after December 31, 1983 and the excess of any death benefit over an accrued benefit immediately before death.  Accrued benefits under a defined benefit plan shall be based on the actuarial assumptions used by the actuary for minimum funding purposes as if the Participant terminated services as of the Revaluation Date and shall include any distribution of an accrued benefit made in the five-year period ending on the Revaluation Date.  The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Company, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of section 411(b)(1)(C) of the Code.

7.03         Top Heavy Plan Rules.  If the Plan is considered to be a Top Heavy Plan, special rules shall apply which are set forth in other Sections of this Plan as follows:

(a)           As to maximum benefits, Section 4.04;

(b)           As to minimum benefits, Section 4.07; and,

(c)           As to minimum vesting and change from Top Heavy status, Section 6.04.

7.04         Special Definitions.  For the purposes of Article VII, the following definitions shall apply:

(a)           “Top Heavy Determination Date” shall mean for any Plan Year, the last day of the preceding Plan Year, provided, that for the first Plan Year of the Plan, the Top Heavy Determination Date shall mean the last day of such first Plan Year.

(b)           “Required Aggregation Group” means each qualified plan of the Company and of any Affiliated Company in which a Key Employee participates, or participated at any time during the five year period ending on the Top Heavy Determination Date, and also each other plan of the Company or of any Affiliated Company which enables any plan in which a Key Employee participates to meet the coverage or nondiscrimination rules of Sections 410 or 401(a)(4) of the Code.

(c)           “Permissive Aggregation Group” means the plan(s) in the Required Aggregation Group plus one or more other qualified plans providing comparable benefits that are not part of the Required Aggregation Group, but would satisfy the coverage and nondiscrimination rules of Sections 410 and 401(a)(4) of the Code when considered together with the plan(s) in the Required Aggregation Group.

(d)           “Revaluation Date” means the calculation date specified elsewhere in the Plan, and if not, the last day of the Plan Year.

(e)           “Top Heavy Group” means a Required Aggregation Group or a Permissive Aggregation Group which is Top Heavy.

(f)            “Top Heavy Ratio” means the sixty percent test specified in this Article.

(g)           “Key Employee” - see definition in Article I.

(h)           “Non-Key Employee” means an Employee who is not a Key Employee.

Required Aggregation Group and Permissive Aggregation Group as of any time shall include, with respect to distributions made during the preceding five Plan Years, any terminated plan that, if it had not been terminated, would have been required to be included in such group.

ARTICLE VIII - ADOPTION BY COMPANY

Adoption of the Plan and any amendment thereto shall be by a Adoption Agreement executed by the Company and consented to by an authorized partner of McBride Baker & Coles.  If no change is indicated in a Adoption Agreement as to a Plan provision, the Company shall be deemed to have accepted said provision as written in the Plan.  Subject to the limitations contained in Article IX, the Company may amend its Adoption Agreement from time to time to change the choice of options, add overriding language regarding aggregation of multiple plans to comply with Section 415 or 416, or both, and adopt certain model amendments prepared by the Internal Revenue Service and approved for adoption by employers under prototype plans; provided, however, that any such amendment shall be subject to the approval of the Administrator.  No other amendments by the Company are permitted.  Upon notice of failure of the Company to maintain qualified status of the Plan, the Plan will be considered an individually designed plan.

ARTICLE IX - COMPANY HAS NO INTEREST IN TRUST FUND

The Trustee shall hold, invest, reinvest, manage and administer the Trust Fund for the benefit of the Participants and their Beneficiaries.  Notwithstanding any other provision hereof or any amendment hereto to the contrary, at no time shall any part of the Trust Fund revert to or be recoverable by the Company, or be used for, or diverted to purposes other than for the exclusive benefit of the employees of the Company and the reasonable expenses of the Plan and Trust, except for return of the Company’s contribution which was conditioned upon initial qualification of the Plan under Section 401 of the Code if the Plan is timely filed with the Internal Revenue Service or deductibility of the contribution under Section 404 of the Code, or which was made by a mistake of fact, all within one year of the applicable event, each as permitted under Section 403(c) of ERISA.

ARTICLE X - TRUSTEE

The Company has established the Trust with certain designated individuals or an entity as Trustee.  The relationship of the Trustee to the Plan, the Administrator, and the Participants is as set forth in said Trust, and the Trustee has no rights or duties under the Plan except as set forth in the Plan and the Trust.  The Trust is subject to amendment as provided therein.

ARTICLE XI - ADMINISTRATION OF PLAN

11.01       Establishment of the Administrator.  The Company shall establish an Administrator to control the operation and administration of the Plan.  The Administrator shall consist of such number of members as the Company shall from time to time appoint.  The Company may at any time and from time to time remove any member or appoint new members.  Any member may resign at any time upon thirty days’ notice in writing delivered to the Company.  Any member who is an Employee shall serve without compensation.

11.02       General Powers.  The Administrator shall administer and interpret the Plan and shall have such powers and authorities as are necessary or proper for the operation and administration of the Plan.

11.03       Actions.  Any action by the Administrator shall be made in the manner provided therefor in the Plan and the Trust, and may be evidenced by a written direction executed by majority of the Administrator members or by any individual Administrator member so authorized by all the Administrator members.  No individual member of the Administrator shall take part in any decision involving his own individual benefits under the Plan.

11.04       Determinations.  All interpretations of the Plan and all determinations of fact made in good faith by the Administrator shall be final and binding on all Participants, their Beneficiaries, the Company and all other persons interested. Benefits under the plan will be paid only if and to the extent that the Plan Administrator, in its discretion, decides that the person is entitled to them.

11.05       Claim Procedure.  In the event a Participant, alternate payee or a Beneficiary makes a claim for benefits under the Plan and the Administrator denies the claim in whole or in part, the Administrator shall provide adequate notice of denial to such claimant setting forth the specific reasons therefor, a description of additional material or information that may be necessary to perfect the claim and why it is necessary, and an explanation of the review procedure.  If such claimant within ninety days after receiving said notice of denial, delivers to the Administrator a request in writing for reconsideration of its denial, the Administrator shall afford a prompt and reasonable opportunity to such claimant for a full and fair review by the Administrator of its decision denying the claim.  Such claimant shall be afforded a reasonable opportunity to examine relevant Plan documents and records and to produce additional evidence, issues and comments in writing.  Both the Administrator and the claimant may be represented by legal counsel.  The Administrator’s decision on review shall be in writing specifying its reasons for its decision and be given to the claimant promptly within sixty days after receipt of the request for review plus such extended period of time necessary for any submittal by the claimant and/or any hearing.  Both the Administrator’s notice of denial and its decision on review shall be written in a manner calculated to be understood by the claimant and make specific reference to the pertinent Plan provisions on which its action is based.  The Administrator’s determination shall be final.

11.06       Employment of Professional Assistance.  The Administrator may employ suitable agents, accountants and attorneys and may pay their reasonable expenses and compensation.  The expenses incurred by the Administrator in the performance of its duties hereunder shall be charged and paid out of the Trust Fund.

11.07       Administrative Assistants.  The Administrator may at any time, and from time to time, designate, with the approval of the Trustee, an administrative assistant, with such title as is deemed appropriate, to serve at the pleasure of the Administrator with or without compensation.  An administrative assistant may resign at any time.  An administrative assistant shall have such administrative ministerial duties as the Administrator shall delegate in writing, and shall have no discretionary responsibilities or authority under the Plan.  An administrative assistant shall always serve under the direct supervision and control of the Administrator.

11.08       Reporting and Disclosure.  The Administrator shall be responsible for complying with the reporting and disclosure requirements of ERISA and any other federal or state laws that may be applicable to a plan administrator pursuant to regulations issued from time to time thereunder.

11.09       Records.  All acts and determinations with respect to the administration of the Plan made by the Administrator, and any assistant appointed by it, shall be duly recorded by the Administrator or by the assistants appointed by it to keep such records.  All records, together with such other documents as may be necessary for the administration of the Plan, shall be preserved in the custody of the Administrator or the assistants appointed by it.

11.10       Indemnification by Company.  The Company hereby agrees to indemnify McBride Baker & Coles, the Trustee and Administrator to the full extent of any expenses, penalties, damages or other pecuniary loss as a result of such Company’s performance or lack of performance of any of such Company’s duties, responsibilities or obligations hereunder. Such indemnification shall be paid by the Company from its own assets. The foregoing indemnification shall not relieve any Named Fiduciary for breaches of fiduciary obligations nor violate any provision of Part 4 of Title I of ERISA as it may be interpreted from time to time by the United States Department of Labor and any court of competent jurisdiction.

11.11       Company Information.  The Administrator may require the Company to furnish such information and to make such reports as the Administrator deems necessary or convenient for the administration of the Plan and Trust, but the Administrator shall have no duty to collect, or determine the truthfulness of such information and reports from the Company.  All such information and reports made to the Administrator by the Company shall be binding upon all Participants and all other interested persons, and may be relied upon, but is not binding upon, the Administrator.

ARTICLE XII - NAMED FIDUCIARIES

AND ALLOCATION OF RESPONSIBILITIES

12.01       Named Fiduciaries.  Pursuant to Section 402(a)(1) of ERISA, the following persons shall be Named Fiduciaries under the Plan and Trust and shall be the only Named Fiduciaries thereunder:

(a)           McBride Baker & Coles as Prototype Sponsor;

(b)           the Company with respect to its Plan;

(c)           the Trustee under the Trust;

(d)           the Administrator as the Plan Administrator of the Plan; and

(e)           any Investment Manager that may be appointed pursuant to the terms of the Trust.

12.02       Allocation of Responsibilities Among Named Fiduciaries.

(a)           The Trustee shall have the authority, discretion and responsibility for the control, investment and management of the assets of the Fund as provided in the Trust and shall have no other responsibilities other than those provided in the Trust.

(b)           McBride Baker & Coles shall have the authority to amend the Plan and Trust from time to time in order to comply as a qualified Plan and exempt Trust under the Code and IRS Prototype Program.

(c)           The Administrator shall have responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan, including, without limiting the generality of the foregoing:  (i) all functions assigned to the Administrator under the terms of the Trust; (ii) all functions assigned to the Administrator under the terms of the Plan; (iii) determination of benefit eligibility and amount and certification thereof to Trustee; (iv) hiring of persons to provide necessary services to the Plan;  (v) issuance of directions to the Trustee to pay any fees, taxes, charges or other costs incidental to the operation and management by the Administrator;  (vi) issuance of directions to the Trustee as to the amount of cash to be held uninvested in the Fund;  (vii) the preparation and filing of all reports required to be filed by the Plan with any agency of the U.S. Government; (viii) compliance with all disclosure requirements imposed by state or federal law; and (ix) maintenance of all records of the Plan other than those to be maintained by the Trustee.

(d)           The Company shall have the responsibility and authority for (i) the qualification under applicable law of the Plan and Trust and any amendments thereto and any other document relating to the Plan; and (ii) the exercise of all other fiduciary functions that may be provided in the Plan or in the Trust necessary for the operation of the Plan except such functions as are assigned to other Named Fiduciaries pursuant to the Plan or Trust.  The Company shall have the responsibility for making its contributions, for supplying the Administrator and Trustee with all data, information and reports required hereunder (and to maintain full and complete supporting records therefor which shall be given to the Administrator or Trustee upon request) and for such other functions reserved or assigned to the Company under the Plan and Trust.  The Company shall maintain all Employee records which are necessary for the Administrator and Trustee to fulfill their responsibilities and shall maintain such records for any period deemed necessary by the Administrator and the Trustee, but in no event less than six years.

(e)           The Investment Manager shall have such investment responsibility and authority as may be delegated to it by the Trustee under the Trust.

12.03       No Joint Fiduciary Responsibilities.  This Article is intended under Section 405(c)(1) of ERISA to allocate to each Named Fiduciary the individual and several responsibility for the prudent execution of the functions assigned to it, and none of such responsibilities or any other responsibility shall be shared by two or more of such Named Fiduciaries unless such sharing shall be provided by a specific provision of the Plan or Trust.  Whenever one Named Fiduciary is required by the Plan or Trust to follow the directions of another Named Fiduciary, the two Named Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Named Fiduciary giving the directions shall be deemed its sole responsibility, and the responsibility of the Named Fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

12.04       Advisor to Named Fiduciary.  A Named Fiduciary may employ one or more persons to render advice concerning any responsibility such Named Fiduciary has under the Plan or Trust.

12.05       Exercise of Fiduciary’s Duties.  Subject to Sections 403(c)(2), 4042 and 4044 of ERISA relating to the permissible return of contributions to the Company and termination of the Plan, each Named Fiduciary, or any member thereof, shall discharge its duties with respect to the Plan, to the extent required by ERISA or by the terms of the Plan or Trust, solely in the interests of the Participants and their Beneficiaries and

(a)           for the exclusive purpose of:

(i)            providing benefits to Participants and their Beneficiaries; and

(ii)           defraying reasonable expense of administering the Plan;

(b)           with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c)           by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

(d)           in accordance with the provisions of the Plan and the Trust insofar as the Plan and the Trust are consistent with the provisions of Title I of ERISA.

ARTICLE XIII - MISCELLANEOUS

13.01       Liability.  The benefits provided under the Plan shall be paid solely from the assets of the Trust Fund.  The Company does not guarantee the payment of benefits hereunder,

nor does it guarantee the Trust Fund from loss or depreciation in value.  To the extent permitted by law, the Company assumes no obligation or responsibility for any act, or failure to act, of the Administrator, any insurance company, any Participant, any Beneficiary or any other person or persons, nor shall the Company be responsible for investments of the Trust.

13.02       Reliance on Documents.  Neither the Company nor the Administrator shall incur any liability in acting, or not acting, upon any affidavit, certificate, notice, request, letter, telegram or other paper or document believed by them, or any one of them, to be genuine and to be signed or sent by the proper person, and upon any evidence believed to be sufficient; and any such action or non-action shall, if made in good faith, be binding upon all persons having an interest in this Plan.

13.03       Employment Relationship.  This Plan does not constitute a contract with any Employee. Employment rights shall not be enlarged or affected by reason of this Plan.

ARTICLE XIV - AMENDMENT

Subject to the provisions of Articles VIII and IX, the Company shall have the right at any time and from time to time to modify, alter or amend the options on the Adoption Agreement, in whole or in part; provided no such amendment may decrease a Participant’s Account, or vested interest therein, or with respect to prior service, eliminate or reduce any optional form of benefit or feature unless the Plan is permitted to do so by law, and provided further, that no amendment shall substantially change the duties and liability of the Administrator without its consent.  Any amendment of the language of this basic plan document by McBride Baker & Coles shall automatically be applicable to, and shall be an amendment to, each Plan which by means of an Adoption Agreement has adopted this basic plan document.  Each Company may, but need not, adopt a new Adoption Agreement to evidence such amendment.   The right to retroactively amend the Plan and the Trust is hereby reserved so as to comply as a qualified Plan and exempt Trust under the Code, to comply with ERISA and regulations issued thereunder, and to comply with requests of the Internal Revenue Service.  Any changes to the Adoption Agreement shall be subject to the approval of the Administrator.

If the vesting schedule under Article VI of the Plan shall be amended and such amendment would, at any time, change the percentage of vested benefits which any Participant would have been entitled to receive had the vesting schedule not been so amended, then each Participant who is employed by such Company on the date such amendment is adopted, or the date such amendment is effective, whichever is later, and who has three or more Years of Service from such Company as of the end of the period within which such Participant may make the election provided for herein, shall be permitted, beginning on the date such amendment is adopted, to elect to have his vested interest computed without regard to such amendment.  Written notice of such amendment and the availability of such election must be given to each such Participant, and each such Participant shall be granted a period of sixty days after the later of (i) the date the amendment is adopted, (ii) the date the amendment becomes effective, or (iii) the date the Participant is issued written notice of the amendment by the Administrator within which to make such election.  Such election shall be exercised by the Participant by delivering or sending written notice thereof to the Administrator prior to the expiration of such sixty day period.

ARTICLE XV - TERMINATION AND CONSOLIDATION

15.01       Termination of Plan.  Unless otherwise terminated as hereinafter provided in this Article, the Plan and the Trust shall continue in perpetuity or for such time as may be necessary to accomplish the purpose for which it was created.

15.02       Termination by Company.  The Company may terminate its obligations under the Plan at any time, and unless the Plan is adopted by a successor, or in the event the Company for any reason ceases to exist or shall go out of business, the Company’s obligations under the Plan shall terminate.

15.03       Effective Date of Termination and Nonforfeit-ability of Benefits.  Any termination under this Article XV shall be effective as of the date set forth in the termination documents and notices subject, however, to change as may be required by the Internal Revenue Service, or the Administrator in order to give all requisite notices and meet termination filing requirements.

Upon termination of the Plan, or upon partial termination of the Plan by operation of law or complete discontinuance of contributions by the Company, the benefits payable to the Participants shall become full vested and nonforfeitable to the extent funded.

15.04       Merger and Consolidation of Plan, Transfer of Plan Assets.  In the case of any merger or consolidation of the Plan with, or transfer of assets and liabilities to, any other plan, provisions shall be made so that each Participant in the Plan affected thereby on the date thereof (if the Plan had then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation or transfer (if the Plan had then terminated).

15.05       Notice of Amendment or Termination.  Affected Participants will be notified of an amendment or termination of the Plan within a reasonable time.

15.06       Termination of Plan for Nonqualification.  It is intended that the Plan will initially qualify as tax-exempt under the applicable provisions of the Code, as amended, pertaining to employees’ trusts, and to that end the Plan and the Adoption Agreement setting forth the provisions of the Plan will be submitted to the appropriate District Director of Internal Revenue for a ruling as to its initial qualification.  Should said District Director rule that a Company’s Plan is not so qualified, or should the Company or McBride Baker & Coles not deem it wise or expedient to amend the Adoption Agreement to endeavor to make its Plan initially qualify, or should an amendment be made and the Plan still not initially qualify, then the Trustee, upon the written direction of the Company shall refund to the Company any and all contributions it made to this Plan, less any proper charges incurred under the Plan and Trust and the fees and expenses of the Trustee.

In the event the Plan does not initially qualify upon a timely-filed application, then the Plan shall cease and terminate effective as to the date of its creation and of is effectiveness respectively; and no Participant or any Beneficiary shall have any right or interest whatsoever under the Plan, or to any of the assets of the Plan herein created by the Company; all contributions shall be returned within one year of the failure of the Plan to initially qualify; and the position of every Participant and Beneficiary shall be exactly the same as though this Plan had never been entered into and this Plan had never been created.

15.07       Successor Companies and Merger or Consolidation of Plans.  In the event of the dissolution, merger, consolidation, or reorganization of the Company, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Company under the Plan.  The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Company under the Plan.

ARTICLE XVI - LOANS TO PARTICIPANTS

If permitted by the Adoption Agreement, upon the written application of any Participant, the Administrator shall direct the Trustee to make a loan or loans to such Participant, provided, however, that the total amount of any loan or loans to any Participant shall not exceed one half the value of the amount vested in the Participant’s Account, but not in excess of the sum of fifty thousand dollars reduced by the excess (if any) of the highest outstanding balance of all loans made to the Participant from any other qualified deferred compensation plan maintained by the Company or any Affiliated Company (“prior loans”) during the one-year period ending on the day before the loan is made, over the unpaid principal and interest on the date the loan is made of all prior loans.  If such Participant is married at the time of submitting the application for a loan, the application shall be accompanied by the Participant’s spouse’s written consent to the loan within ninety days of the submission of the application.

Loans shall be available to all Participants, other than an Owner-Employee or an employee or officer of a subchapter S corporation who owns (or is considered as owning within the meaning of Section 318(a)(1) of the Code) more than five percent of the outstanding stock of such corporation, on any day during the taxable year of such corporation, on a reasonably equivalent basis, and shall not be made available to highly-compensated employees as a percentage of their vested accounts greater than the percentage of the vested accounts made available to other employees.

All loans shall be considered as investments of the Trust Fund.  Interest shall be charged on loans at the then-prevailing reasonable rate at the time of making the loan, and loans shall be secured by the Participant’s entire vested interest in his Account.  In the event that the outstanding principal balance of a loan or loans plus any accrued but unpaid interest thereon, as of the last day of any Plan Year is greater than the fair market value (as of the last day of a Plan Year) of the Participant’s vested interest in his Account, the Participant shall either (i) repay sufficient principal and accrued but unpaid interest, if any, to reduce the outstanding balance on the loan to a point where it no longer exceeds the fair market value of the Participant’s vested interest in his Account, or (ii) post additional collateral in the value of which when added to the fair market value of the Participant’s vested interest in his Account is sufficient to cause the outstanding balance of the loan or loans to be less than the value of the vested interest in his Account plus the additional collateral.

Any loan or loans shall be repaid by the Participant in such manner and at such time as the Administrator may determine but unless the loan was used to acquire, construct, reconstruct or substantially rehabilitate the Participant’s primary residence, the loan shall not have a term in excess of five years, including renewals.  In the event that the Participant does not repay all or any portion of a loan when the same becomes due and payable, in addition to any legal remedies which the Trustee may have, the Administrator may direct the Trustee to deduct the unpaid amount of the loan from a Participant’s Account when the Account first becomes distributable to the Participant under the terms of the Plan.  The Company shall establish, from time to time, such additional policies controlling the loans to Participants as are required by law or desired by the Company. These policies shall be in writing and shall be part of this Plan.  If a Participant who is borrowing money from the Trust pursuant to this Article is also one of the persons serving as Trustee or Administrator, he shall not take part in any decision or action as Trustee or Administrator with respect to the loan, and all such decisions and actions on behalf of the Trustee or Administrator shall be made solely by the other person(s) serving as Trustee or Administrator.

ARTICLE XVII - SHORT PLAN YEAR

17.01       Transition Rules for Short Plan Year.  If an amendment to the Plan changes the last day of the Plan Year, or if the initial effective date of the Plan is not on the first day of the Plan Year, thereby creating a Plan Year of less than twelve months (“Short Plan Year”), the transition rules contained in this Article shall be in effect for the Short Plan Year.

17.02       Eligibility Computation Period.  With respect to any Employee whose Eligibility Computation Period is the Plan Year, then for the Short Plan Year, the Eligibility Computation Period for such Employee shall be the twelve consecutive month period ending on the last day of the Short Plan Year.

17.03       Entry Dates.  Any Employee who satisfies the eligibility requirements of the Plan during the Short Plan Year shall become a Participant in the Plan on the earlier of the Entry Date for which he is eligible under the Plan as amended or the Entry Date for which he would have been eligible if the Plan had not been amended.

17.04       Year of Service.  Any Employee shall be credited with a Year of Service for the Short Plan Year if the Employee has the required number of Hours of Service during either the twelve consecutive month period ending on the last day of the Short Plan Year, or during the twelve consecutive month period commencing on the first day of the Short Plan Year.

17.05       Allocation Requirements.  The number of Hours of Service required in the Short Plan Year to receive an allocation of the Company contribution shall be that number which results from dividing the number of Hours of Service normally required by twelve, and then multiplying the result by the number of full calendar months in the Short Plan Year.

17.06       One Year Break in Service.  An Employee shall have a One Year Break in Service for the Short Plan Year if the Employee has less than 501 Hours of Service for the twelve consecutive months ending on the last day of the Short Plan Year, or during the twelve consecutive month period commencing on the first day of the Short Plan Year.

17.07       Annual Additions.  The $30,000 dollar limitation on annual additions for the Short Plan Year shall be reduced to that amount which equals $2,500 multiplied by the number of full months in the Short Plan Year.

ARTICLE XVIII - MULTIPLE EMPLOYERS

18.01       Subsidiaries Adopting Plan.  Company has one or more subsidiaries or affiliates which from time to time will have employees eligible for participation in a profit sharing plan.  The purpose of this Article is to permit any such subsidiary or affiliate of Company to adopt the Plan for the benefit of its employees.  If this Section operates so as to result in the Plan becoming a plan described in Sections 413(b) and 413(c) of the Code then the Plan will be considered an individually designed plan not covered by the prototype ruling letter.

18.02       Definitions.  To permit Company’s subsidiaries and other Affiliated Companies to adopt the Plan, certain terms used in the Plan shall be construed wherever they may occur as follows:

(a)           “Employer” shall mean the Company or any subsidiary or affiliate of the Company which has been designated from time to time by the Board of Directors as being eligible to be included in the Plan and which has adopted the Plan by appropriate action.

(b)           “Company” shall mean the named company in the Adoption Agreement and each subsidiary or affiliate who adopts the Plan.  “Company” shall be applied collectively or separately to all such Employers as the term’s use may require.  However, with respect to the amendment or termination of the Plan, the appointment and removal of fiduciaries under the Plan and the Trust, and this Article XVIII “Company” shall refer only to the named company in the Adoption Agreement.

(c)           “Board of Directors” unless otherwise designated shall refer to the Board of Directors of the Company.

(d)           “Affiliated Group” shall mean the Company and all its subsidiaries which adopt this Plan, provided such is an Affiliated Group within the meaning of Section 1504(a) of the Code.

18.03       Special Rules.  To provide for the proper administration of the Plan with more than one Employer, the following special rules shall apply:

(a)           Hours of Service and Hours of Paid Service with any Employer shall be considered service with all Employers.

(b)           Employment with any Employer shall be considered employment with all Employers.

(c)           If an Employee receives Compensation from more than one Employer in any Plan Year then, if the Employee is otherwise eligible for an allocation of Company contributions, he shall receive an allocation from each of his Employers based on his Compensation from each Employer.

(d)           Forfeitures allocated under Section 4.03, if any, shall be allocated among all Employees eligible for an allocation from all Employers in proportion to each such Employee’s aggregate Compensation from all Employers to the total Compensation of all such Employees from all Employers.

(e)           For the purposes of the Social Security integration allocation of Company contributions pursuant to Section 4.03, the Non-Social Security Compensation amount for each Employee shall be allocated among his Employers in proportion to the Employee’s Compensation from each Employer to the Employee’s total Compensation from all Employees.

18.04       Adoption of Plan by Affiliated Company.  Any Affiliated Company, whether or not presently existing, may, with the approval of the Board of Directors adopt this Plan pursuant to appropriate written resolutions of the Board of Directors of such Affiliated Company and by executing such documents with the Trustee as may be necessary to make such Affiliated Company a party to the Trust as an Employer.  An Affiliated Company which adopts the Plan is thereafter an Employer with respect to its Employees for purposes of the Plan.

18.05       Withdrawal From Plan.  The following provisions shall apply with respect to the withdrawal by an Employer from the Plan:

(a)           Any Employer may at any time withdraw from the Plan upon giving the Trustee at least thirty days’ notice in writing of its intention to withdraw.

(b)           Upon the withdrawal of an Employer pursuant to (a) above, the Trustee shall segregate the share of the assets in the Trust Fund, the value of which shall equal the total amount credited to the Accounts of Participants of the withdrawing Employer.  The determination of which assets are to be so segregated shall be made by the Trustee in its sole discretion.

(c)           Neither the segregation and transfer of the Trust assets upon the withdrawal of an Employer nor the execution of a new agreement and declaration of trust by such withdrawing Employer shall operate to permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants.

(d)           The withdrawal provisions contained in this Section shall be applicable only if the withdrawing Employer continues to cover its Participants and eligible Employees in another qualified deferred compensation plan and trust qualified under Sections 401 and 501 of the Code.  Otherwise, the termination provisions of the Plan and Trust shall apply.

18.06       Contribution by Each Employer.  Sections 3.01 and 3.02 with respect to the contribution by each Employer shall be subject to the following provisions:

(a)           The share of each Employer in payments to be made under Section 3.01 for each Plan Year shall be that part of the total payments under said Section 3.01 for such Plan Year that the total shares allocated to all Participants of such Employer for such Plan Year under Section 4.03 bear to the total shares allocated to all Participants of the Affiliated Group under Section 4.03, but any share so computed shall be subject to the maximum amount for which a federal income tax deduction is permitted for such Employer for such Plan Year.

(b)           If the Company directly owns eighty percent of stock possessing at least eighty percent of the voting power of all classes of stock and at least eighty percent of each class of the non-voting stock of at least one subsidiary and in the event the net earnings or profits of any Employer for any Plan Year are insufficient to make in full the payments required of such Employer under Article III, then the deficiency shall be made out of its accumulated earnings or profits to the extent thereof and if there still be a deficiency, by the other members of the Affiliated Group to the extent of accumulated earnings or profits in proportion to their contribution for such Plan Year under Section 3.01, provided that such payment by each such other member for any Plan Year (in which the Affiliated Group does not file a consolidated return) shall be limited to that proportion of its total current and accumulated earnings or profits remaining at the close of such Plan Year (after deducting all payments made by such member for such Plan Year under Section 3.01) which the total deficiency bears to the total current and accumulated earnings or profits of all the members of the Affiliated Group.  An Employer on behalf of whose Employees a contribution is made under this Subsection shall not reimburse the contributing members of the Affiliated Group.

ARTICLE XIX - SIMPLE 401(k) PLAN

The model amendment provisions for SIMPLE 401(k) plans are attached hereto as Exhibit A and made a part hereof.

ARTICLE XX - APPLICABLE LAW

This Plan shall be construed and enforced according to the Laws of the State in which the Company maintains its principal place of business, to the extent such laws are not preempted by the laws of the United States of America.  All provisions of the Plan and the Trust shall be administered in accordance with the provisions of ERISA and according to applicable laws, provided that in the case of conflict, the provisions of ERISA shall control.  It is intended that this Plan and the Trust shall be a qualified Plan and exempt Trust under the Code and comply with the provisions of ERISA, and this Plan shall be construed accordingly.

Non-Standardized Plan

McBRIDE BAKER & COLES

500 West Madison Street, 40th Floor

Chicago, Illinois 60661

(312) 715-5700

4 0 1 (k) / P R O F I T   S H A R I N G   P L A N

A D O P T I O N  A G R E E M E N T

Company: Quixote Corporation

Plan Name: Quixote Corporation Incentive Savings Plan

Effective Date:	January 1, 2002 (Amendment)
	July 1, 1984 (Plan)	Amendment No. 2002 Restatement

Plan Number: 001		Plan Year Ending: December 31

Trustee: Cigna Bank & Trust Company

Trust Name: Quixote Corporation Incentive Savings Trust

1.0                               Eligibility Requirements

1.01                           Minimum age shall be 21, unless a lesser age is specified:

☐	(a)	none.

☐	(b)	other: (less than 21).

1.02                           Minimum Service shall be one year, unless another period is specified:

☐	(a)	two years.

☒	(b)	other: 90 days (less than two years).

☐	(c)	company waives eligibility requirement for all employees employed on .

☐	(d)	no service requirement.

Selection of a minimum service period in excess of one year requires 100% vesting in 5.01 below.  Minimum service period cannot exceed one year if 401(k) contributions are permitted.

2000 © McBride Baker & Coles

1.03         Rollover contributions, if indicated below, shall be permitted after a special entry date based on the following service:

☒	(a)	one hour of service.

☐	(b)	thirty days of employment by company.

☐	(c)	other: .

☐	These requirements shall also be applicable to 401(k) contributions.

The entry date for purposes of making a rollover/401(k) contribution shall be:

☐	(a)	the first day of the month following fulfillment of the elected service requirement.

☐	(b)	the date of fulfillment of the elected service requirement.

1.04                           All employees are eligible to participate in the plan, except:

☒	(a)	members of a collective bargaining unit, unless the contract provides for inclusion in the plan.

☐	(b)	salaried employees.

☐	(c)	hourly employees.

☐	(d)	leased employees.

☐	(e)	self-employed.

☐	(f)	other: .

1.05                           Entry dates shall be the first days of the first and seventh months of each plan year, unless other dates are specified:

☐	(a)	monthly.

☒	(b)	quarterly.

☐	(c)	date of hire.

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1.06         Employees with less than the number of hours required for initial eligibility during their first twelve months of service (anniversary year) will be tested for the initial eligibility requirements on a plan year basis, unless elected otherwise below:

☐	Subsequent eligibility test periods shall remain anniversary years.

1.07         One year breaks in service shall be determined without credit for maternity/paternity, family leave (six consecutive years required for forfeiture) unless elected below:

☐	Maternity/paternity, family leave shall be credited as service in calculating one year breaks in service (five consecutive one year breaks required for forfeiture).

2.0                               Contributions

2.01         Company has the option of contributing a discretionary amount each plan year. If the company wishes to contribute an amount determined by formula each plan year, the company must specify the formula to be used:

% of total covered compensation for the plan year

% of Plan Profits in excess of $

$

2.02         Forfeitures shall be used to reduce the amount of the company contribution, unless the Company elects to allocate forfeitures among the participants:

☐	Forfeitures will be allocated among participants.

If the company contribution is allocated other than on a pro-rata basis, forfeitures shall be allocated among participants on the same basis as the company contribution.

2.03                           Forfeitures shall be allocated at the end of 6(5) consecutive one year breaks in service, unless elected below:

☐

Allocate “forfeitures” at end of first one year break in service.  Note:  If employee returns to employment with company before 6(5) consecutive one year breaks, company is liable for repayment to employee’s account of the amount of the “forfeiture” plus earnings thereon.

2.04                           Employee contributions are not permitted unless permitted below:

3

☒	(a)	Rollover contributions are permitted.

☒	(b)	401(k) contributions are permitted.

☐	(c)	After tax voluntary contributions are permitted.

2.05                           Company matching contributions

☒	Company will match 401(k) contributions.

(a)	If company matches contributions, the company will contribute 25¢, 50¢ , $1.00 or 70¢ for each one dollar contributed by the employee.

☒	(b)	Maximum amount of company’s match shall be:

☒	(i)	the maximum dollar amount of the company’s match will not exceed 4.9% of the participant’s compensation.

☐	(ii)	$500 $1,000 $1,500 $2,000

☐	(iii)	$

Note: These limitations would be applicable to Enhanced Safe Harbor Matching Contributions.

☐	(c)	Safe Harbor Matching Contributions are elected:

The company will contribute one dollar for each dollar contributed by the participant for the first 3% of the participant’s compensation and then fifty cents for each dollar contributed by the participant for the next 2% of the participant.

☐	(d)	Enhanced Safe Harbor Matching Contributions. The company will contribute:

	☐	(i) for each one dollar contributed by the employee in excess of of the employee’s compensation.

	☐	(ii) 50 cents for each dollar contributed by the employee in excess of 3% of the participant’s compensation and not greater than 5% of the participant’s compensation.

☐	If checked, the matching contributions are 100% vested. Safe Harbor Matching Contributions are always 100% vested.

4

☐	If checked, the matching contributions are discretionary. Does not apply to Safe Harbor Matching Contributions.

Safe Harbor Matching are at all times fully vested.  Unless a more favorable schedule to the participant is elected, all other matching contributions are subject to the 6-year top heavy vesting schedule.

3.0                               Allocations

3.01                           The company’s contribution (other than matching contributions) shall be allocated pro-rata (same percentage of compensation for all employees) unless otherwise elected below:

☐	(a)

integrated with Social Security:  company discretionary contribution will be allocated to maximize the integrated benefit, generally 5.7% of compensation in excess of 100% of the social security wage base, plus 5.7% pro-rata on all compensation.

☐	(b)	flat benefit of per participant.

☐	(c)	other formula based on percentage of total compensation combined with permitted integration: .

☐	(d)	integrated at a lesser percentage and/or taxable wage base:
.

Minimum contribution requirements will control to extent necessary.  Only one plan of the company may be integrated.

3.02                           All taxable compensation (generally W-2) earned by an employee shall be considered under the plan, except:

☐	(a)	overtime premium pay.

☐	(b)	overtime pay.

☐	(c)	commissions.

☐	(d)	bonuses - special bonuses paid to highly compensated.

☒	(e)	taxable compensation other than salary or wages, (e.g. taxable benefits and taxable expense reimbursements).

☐	(f)	compensation in excess of: $ .

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3.03                           The company elects that the service requirement for an allocation of the company contribution will be 1,000 hours of service during plan year , unless otherwise elected below:

☒	(a)	Employment on last day of plan year shall also be required. (Waived for death, disability, age 65).

☐	(b)	There shall be no service requirement for an allocation.

☐	(c)

Hourly service requirement in plan year of death, disability or termination after age 65 will be prorated through month before termination. (1/12 of annual hourly service requirement for each month in plan year before termination)

☐	(d)	The service requirement shall be 500 hours of service during the plan year.

☐	(e)	Other (more favorable to participants than one or more of the above which does not discriminate): .

3.04                           There shall be no service requirement for an allocation of the company matching contribution unless elected below:

☐	The same service requirements as for an allocation of the company contribution shall apply to the company matching contribution. (Not applicable if Safe Harbor Matching Contributions are elected.)

3.05                           Company additions to the plan with respect to Sections 415 and 416 of the Code, if any, are attached as Exhibit 3.05.

3.06                           If company maintains more than one plan and the company’s plans are considered top heavy, this plan shall provide the minimum contribution unless another plan is specified:

Plan Name:

Type of Plan:

4.0                               Distribution of Benefits

4.01                           The benefit distributions will be made in a lump sum or by installments over 10 years or less.  The annuity form of benefit distribution will only be provided if required by law (i.e., rollovers or grandfathered benefit options).  Company may elect other benefit options:

6

☐	(a)	Employees will have the option of electing a single life or joint and survivor annuity.

☒	(b)	Installments are not permitted.

4.02                           Distribution of benefits while employed are not permitted prior to age 70½ unless elected below:

☐	(a)

In-service distributions of vested profit sharing benefits are permitted to the extent permitted by law and company policy (either 5 years of participation under plan or 24 months after contribution made).

☒	(b)	In-service distributions of benefits are not permitted except for participants who have attained age 59½ and who are fully vested.

4.03                           Loans from the plan to plan participants are not permitted unless elected below:

☐	(a)	Loans are permitted from all funds.

☒	(b)	Loans are permitted from 401(k) and rollover funds only.

4.04                           401(k) hardship distributions are not permitted unless elected below:

☐	Hardship distributions are permitted; deemed hardship rules shall be used: See Appendix 4.04.

5.0                               Vesting Schedule

Choose One:

☒	5.01	Option A 100% vested immediately.

☐	5.02	Option B vesting schedule as follows:

☐	(a)	3/7 vesting schedule.

☐	(b)	6-year top heavy vesting schedule.

☐	(c)	5-year cliff schedule.

☐	(d)	20% per year schedule.

☐	(e)	other:
(more favorable to participants than one of above).

7

5.03                           All service with the Company is considered under plan except:

☐	(a)	service prior to age 18.

☐	(b)	service prior to effective date of plan.

☐	(c)	other service: .
(with a specific employer or date prior to effective date of plan)

6.0                               Investment of Plan Funds

6.01                           The Trustee shall determine the investment of all funds in the plan, unless otherwise elected below:

☐	(a)	all company contribution funds; each participant directs the investment of the funds contributed by participant.

☒	(b)	no funds, participant directs the investment of all funds.

6.02                           Self-Directed Investment Accounts are not permitted unless elected below:

☐	Self-Directed Investment Accounts are permitted.

6.03                           The Trustee will not invest in insurance contracts unless elected below:

☐	The Trustee may invest in insurance contracts.

7.0                               Company’s Defined Benefit Pension Plan

7.01                           If the company maintains a defined benefit pension plan in addition to this profit sharing plan, insert the name of the defined benefit plan below.

Name of defined benefit pension plan:

8

The adopting employer may rely on an opinion letter issued by the Internal Revenue Service as evidence that the plan is qualified under section 401 of the Internal Revenue Code only to the extent provided in Announcement 2001-77, 2001-30 I.R.B.

The employer may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the plan and in Announcement 2001-77.

In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

This Adoption Agreement may be used only with the document labeled McBride Baker & Coles Profit Sharing Prototype Plan.  Failure to properly fill out the Adoption Agreement may result in non-qualification or disqualification of your plan.  Although the plan document has been determined by the IRS to be a qualified deferred compensation plan, the IRS does not extend its favorable determination to your plan.  You are encouraged to file this Adoption Agreement with the IRS for a determination that your plan is qualified.  McBride Baker & Coles will inform you of any amendments made to the plan document or the discontinuance of the Plan.

Company: Quixote Corporation

By:

Title:	Date:

Consented to by McBride Baker & Coles:
Employee Benefits Partner
Approved 4/02

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APPENDIX 4.04

Hardship Withdrawals

A participant may withdraw in any one plan year all or any part of his 401(k) Contribution Account (other than income accrued after January 1, 1989), which is needed to satisfy the immediate and heavy financial need of the participant on account of:

1.                                       Deductible medical expenses described in Code Section 213(d) incurred by the participant, his spouse, or any of his dependents (as defined in Code Section 152) or expenses necessary to obtain such medical expenses;

2.                                       The purchase (excluding mortgage payments) of a principal residence for the participant;

3.                                       Payment of tuition for the upcoming twelve months of post-high school education for the participant, his spouse, children, or dependents;

4.                                       The need to prevent the eviction of the participant from his principal residence or foreclosure on the mortgage of the participant’s principal residence; or

5.                                       Payment of federal, state or local income taxes or penalties reasonably anticipated to result from the hardship distribution.

No distribution shall be made unless participant certifies that all of the following conditions are satisfied:

1.                                       The distribution is not in excess of the amount of the immediate and heavy financial need of the participant;

2.                                       The participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the company;

3.                                       The plan, and all other plans maintained by the company, provide (i) that the participant may not make any elective deferrals for the following 12 months, and (ii) the elective deferrals made by the participant during the next plan year may not exceed the $7,000 limitation (adjusted for inflation) under Code Section 402(g) for that year less the amount of such participant’s elective deferrals during the year of the hardship distribution.

Any distribution made pursuant to this Section shall be made in the manner and form consistent with the spousal consent requirements provided in Section 5.06, to the extent applicable.

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APPENDIX

Grandfathered Provisions

The Plan, prior to its restatement, had certain provisions which continue to be applicable for grandfathered employees:

A grandfathered employee is an individual who as of                           (date) was:

☐	(a)	an employee of the employer
☐	(b)	a participant in the plan.

1.                                       Participation

☐	Grandfathered employees will be eligible to enter the plan on the earlier of (i) the date provided in the plan prior to its restatement or (ii) the date provided in this restatement.

2.                                       Vesting Schedule

Choose One:

☐	Option A 100% vested immediately
☐	Option B vesting schedule as follows:

☐	3/7 vesting
☐	6-year top-heavy vesting schedule
☐	5-year cliff
☐	other:
(more favorable to participants than one of above)

3.                                       Benefit Distribution Options

☐	single life and joint and survivor annuities may be elected
☒

other:                 In-service distributions at age 59 1/2 of Nu-Metrics Tax-Deferred Contributions Accounts attributable to assets transferred from Nu-Metrics 401(k) Plan.  Distributions at age 65 of Employer Contribution Accounts attributable to transfers from Nu-Metrics 401(k) Plan.

(permitted on plan)

4.                                       Transition Rules and Anti-Cutback Protections

☐	See attached statement for transition rules and other grandfather provisions

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